EXHIBIT 10.50
                                                                   -------------

                             DATE: FEBRUARY 7, 2004
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                                FEMPHARM PTY LTD


                                       and


                                   VIVUS INC.


                                       and


                                ACRUX DDS PTY LTD




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                                  TESTOSTERONE
                                 DEVELOPMENT AND
                           COMMERCIALIZATION AGREEMENT
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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

1.  DEFINITIONS AND INTERPRETATION............................................2

    1.1      DEFINITIONS......................................................2
    1.2      INTERPRETATION...................................................9

2.  LICENSE RIGHTS...........................................................11

    2.1      LICENSE GRANT...................................................11
    2.2      RESERVATION OF RIGHTS...........................................12
    2.3      VIVUS GRANT-BACK LICENSE AND OPTION TO LICENSE..................12
    2.4      EXPANSION OF FIELD..............................................13
    2.5      EXCLUSIVITY COVENANTS...........................................13
    2.6      UNAUTHORIZED SALES..............................................15
    2.7      RIGHT OF NEGOTIATION............................................16

3.  LICENSE AND MILESTONE PAYMENTS...........................................17

    3.1      LICENSE FEE.....................................................17
    3.2      MILESTONE PAYMENTS..............................................17
    3.3      ONE PAYMENT; LIMITATION.........................................19

4.  ROYALTIES................................................................19

    4.1      ROYALTY PAYMENTS................................................19
    4.2      ROYALTY REDUCTION...............................................20
    4.3      THIRD PARTY ROYALTIES...........................................20
    4.4      ONE ROYALTY; SAMPLES AND DONATIONS..............................21
    4.5      ACCRUAL AND PAYMENT OF ROYALTIES; ROYALTY TERM..................21
    4.6      LATE PAYMENT OF ROYALTIES.......................................22
    4.7      ROYALTY REPORT..................................................22
    4.8      VERIFICATION OF ROYALTY STATEMENT...............................22
    4.9      NON-DISCLOSURE BY ACCOUNTANT....................................23
    4.10     STATEMENT ERRORS................................................23
    4.11     CURRENCY CONVERSION.............................................24
    4.12     WITHHOLDING TAXES...............................................24

5.  CLINICAL DEVELOPMENT.....................................................24

    5.1      OVERVIEW OF DEVELOPMENT.........................................24
    5.2      TRANSFER OF TECHNICAL INFORMATION...............................25
    5.3      CONDUCT OF PHASE IIB STUDY......................................26
    5.4      TRANSFER OF DEVELOPMENT RESPONSIBILITY..........................27

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    5.5      DEVELOPMENT RESPONSIBILITIES....................................27
    5.6      DEVELOPMENT COMMITTEE...........................................28
    5.7      DEVELOPMENT PLANS...............................................29
    5.8      BUDGETS.........................................................30
    5.9      STEERING COMMITTEE..............................................30
    5.10     FINAL DECISION..................................................31
    5.11     PROCEDURES OF COMMITTEES........................................31
    5.12     DECISIONS OF COMMITTEES.........................................32
    5.13     CHAIRPERSONS - DEVELOPMENT COMMITTEE............................32
    5.14     CHAIRPERSONS - STEERING COMMITTEE...............................32
    5.15     MINUTES AND REPORTS.............................................33
    5.16     GLOBAL DEVELOPMENT COMMITTEE....................................33
    5.17     NO OBLIGATION TO TRANSLATE......................................34
    5.18     INFORMATION AND RESULTS.........................................34
    5.19     PRODUCT FAILURE.................................................35
    5.20     SUBCONTRACTS....................................................36
    5.21     CLINICAL PRODUCT SUPPLY.........................................37

6.  DILIGENCE OBLIGATIONS....................................................37

    6.1      PRODUCT DEVELOPMENT DILIGENCE OBLIGATIONS.......................37
    6.2      DILIGENCE PAYMENT FOR DEVELOPMENT DELAYS........................38
    6.3      REVERSION FOR FAILURE OF DILIGENCE..............................39

7.  REGULATORY MATTERS.......................................................39

    7.1      REGULATORY MATERIALS............................................39
    7.2      RELATIONSHIP WITH REGULATORY AUTHORITIES........................41
    7.3      ADVERSE EVENTS AND COMPLAINTS REPORTING.........................41

8.  PRODUCT COMMERCIALIZATION................................................42

    8.1      OVERVIEW........................................................42
    8.2      COMMERCIALIZATION OBLIGATIONS...................................43
    8.3      COMMERCIALIZATION PLANS.........................................44
    8.4      LAUNCH DILIGENCE................................................44
    8.5      MANUFACTURE IN TERRITORY........................................45
    8.6      SUPPLY OF PRODUCT TO FEMPHARM...................................45

9.  SUB-LICENSING AND ASSIGNMENT.............................................45

    9.1      SUB-LICENSE.....................................................45
    9.2      VIVUS BOUND.....................................................46
    9.3      ASSIGNMENT......................................................46

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10. CONFIDENTIALITY..........................................................46

    10.1     RESTRICTIONS ON USE.............................................46
    10.2     USE OF OWN INFORMATION..........................................47
    10.3     EXCEPTIONS TO CONFIDENTIALITY...................................47
    10.4     EXCEPTIONS TO NON-DISCLOSURE....................................48
    10.5     DISCLOSURE BY LAW...............................................48
    10.6     SCOPE OF CONFIDENTIALITY........................................49
    10.7     SECURITY OF INFORMATION.........................................49
    10.8     PERSONNEL CONFIDENTIALITY.......................................49
    10.9     RETURN OF CONFIDENTIAL INFORMATION..............................50
    10.10    PUBLICATIONS....................................................50
    10.11    OTHER RIGHTS....................................................50
    10.12    USE OF OTHER PARTY'S NAME.......................................50
    10.13    PRESS RELEASES AND OTHER DISCLOSURES............................50

11. INVENTIONS...............................................................52

    11.1     DISCLOSURE OF INVENTIONS........................................52
    11.2     OWNERSHIP OF INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS........52
    11.3     JOINT INVENTIONS AND JOINT PATENTS..............................52
    11.4     COOPERATION OF EMPLOYEES........................................53

12. PATENTS AND INTELLECTUAL PROPERTY........................................53

    12.1     PATENT RIGHTS...................................................53
    12.2     JOINT PATENT RIGHTS.............................................54
    12.3     FEMPHARM PATENT PROCEEDINGS.....................................55
    12.4     INFRINGEMENT PROCEEDINGS IN THE FIELD...........................55
    12.5     OTHER INFRINGEMENT PROCEEDINGS..................................57

13. REPRESENTATIONS AND WARRANTIES; DISCLAIMERS..............................57

    13.1     WARRANTY........................................................58
    13.2     ADDITIONAL WARRANTIES OF FEMPHARM AND THE ACRUX
              CONTROLLED AFFILIATES..........................................58
    13.3     ADDITIONAL WARRANTIES OF VIVUS..................................62
    13.4     DISCLAIMER OF WARRANTIES........................................62
    13.5     DISCLAIMER OF LIABILITY.........................................63

14. TERM AND TERMINATION.....................................................63

    14.1     TERM............................................................63
    14.2     TERMINATION BY FEMPHARM.........................................63
    14.3     TERMINATION BY VIVUS............................................64
    14.4     NO RELEASE......................................................66

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    14.5     CONSEQUENCES OF AGREEMENT TERMINATION...........................66
    14.6     VIVUS TERMINATION OF SPECIFIC PROVISIONS FOR UNCURED BREACH.....70
    14.7     LIMITATION OF TERMINATION FOR BREACH AFTER COMMERCIAL LAUNCH....72
    14.8     TERMINATION FOR FAILURE TO ACHIEVE MONASH AMENDMENT.............73
    14.9     REMEDIES........................................................74

15. GENERAL..................................................................74

    15.1     NOTICES.........................................................74
    15.2     INDEMNIFICATION.................................................75
    15.3     DAMAGES FOR BREACH OF REPRESENTATIONS AND WARRANTIES............77
    15.4     WAIVER..........................................................78
    15.5     SEVERANCE.......................................................78
    15.6     SUCCESSORS AND ASSIGNS..........................................78
    15.7     CONTINUING OBLIGATIONS..........................................78
    15.8     VARIATION.......................................................78
    15.9     APPLICABLE LAW..................................................78
    15.10    DISPUTE RESOLUTION..............................................79
    15.11    DISPUTE REGARDING LICENSE NECESSITY.............................80
    15.12    COUNTERPARTS....................................................81
    15.13    COSTS...........................................................81
    15.14    PAYMENT.........................................................81
    15.15    ENTIRE AGREEMENT................................................81
    15.16    INJUNCTIVE RELIEF...............................................81
    15.17    INDEPENDENT CONTRACTORS.........................................82
    15.18    FORCE MAJEURE...................................................82
    15.19    BANKRUPTCY......................................................82
    15.20    ACRUX DDS AS A PARTY............................................82
    15.21    SURVIVAL OF SUBLICENSES.........................................83

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THIS DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the "Agreement") is dated and effective as of February 7, 2004 (the "Effective Date").

PARTIES:

FEMPHARM PTY LTD (ABN 35 088 778 018) of 103-113 Stanley Street, West Melbourne, Victoria, Australia ("FemPharm")

and

VIVUS INC. of 1172 Castro Street, Mountain View, California, United States of America ("Vivus")

and

ACRUX DDS PTY LTD

RECITALS

A. FemPharm, formerly known as Female HRT Pty Ltd., Australian Company Number 088 778 018, is a wholly owned subsidiary of Acrux Limited of 103-113 Stanley Street, West Melbourne, Victoria, Australia ("Acrux Limited"). Acrux DDS Pty Limited ("Acrux DDS Pty Limited"), formerly known as Drug Delivery Solutions Pty Ltd., Australian company number 088 778 009, is also a wholly owned subsidiary of Acrux Limited.

B. Acrux DDS Pty Limited holds an exclusive global license from Monash University of Wellington Road, Clayton, Victoria, Australia ("Monash") in respect of certain patents and patent applications owned by Monash University covering the metered dose transdermal system described therein.

C. FemPharm holds an exclusive sublicense from Acrux DDS Pty Limited in respect of the intellectual property described in the license referred to in recital B for the fields of female hormone replacement therapy and human female contraception.

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D.       FemPharm and Vivus wish to enter into this agreement pursuant to which
         FemPharm will exclusively license metered dose transdermal systems to Vivus for the delivery of testosterone to human females on the terms set out in this Agreement.

AGREEMENT

1.       DEFINITIONS AND INTERPRETATION
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1.1      DEFINITIONS

         In this Agreement, the following capitalized terms have the following meanings:

         "Acrux DDS License" shall mean the "Licence Agreement" between Female HRT Party Limited (now known as FemPharm) and Drug Delivery Solutions Party Limited (now known as Acrux DDS Pty Limited), dated November 30, 1999, as amended by the Deed of Amendment between Female HRT Party Limited and and Drug Delivery Solutions Party Limited dated June 30, 2000, and as such agreement may be subsequently amended by the parties thereto.

         "Acrux Penetration Enhancer" shall mean one of the following, whichever is used in the Product being developed or commercialized by or under authority of Vivus under this Agreement, as used in such Product (i) (**), (ii) a different dermal penetration enhancer which is disclosed in the FemPharm Patents, or (iii) the combination of (**) with another dermal penetration enhancer(s) disclosed in the FemPharm Patents.

         "Additional Partner" shall mean each third party who is granted by FemPharm or an Acrux Controlled Affiliate, directly or indirectly, a right to market or commercialize a Product in the Field in any part of the world, other than the Territory.

         "Affiliate" means, with respect to any Party, any corporation or other legal entity that controls, is controlled by or is in common control with such Party. For purposes of this definition, the term "controls" means (with correlative meanings for the terms "controlled by" and "in common control with"):

          (a) ownership, directly or indirectly, of more than 50% of the voting securities of the applicable party; or

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          (b)  possession of actual power to direct unilaterally the business and affairs of the applicable party, whether through contract, ownership rights or otherwise.

         "Androgen" means (a) any of the naturally occurring androgens, or any derivative thereof, including the substances identified in annexure E, or (b) any SARM. Notwithstanding sub-paragraph (b) of this paragraph above, if Vivus or any Controlled Affiliate of Vivus, or a sublicensee of Vivus that has rights under the Licensed Intellectual Property to market, sell, offer to sell, and import the Products in the Field in the Territory, commences Clinical Trials, or marketing or sales, in the Territory of any product that orally delivers a SARM to treat female sexual dysfunction, then except for SARM's that have been added to the Field, no SARM shall be considered to be an Androgen for purposes of
         Section 2.5.

         "Business Day" means a day upon which banks are open for general banking business in the United States other than a Saturday or Sunday.

         "Clinical Trial" shall mean a clinical trial involving the administration of a therapeutic to a human subject after filing an IND, or the equivalent (if necessary) outside the United States, for the purpose of evaluating the safety, efficacy, performance or other characteristic of such therapeutic, including a phase I, phase II and/or phase III trial.

         "Committee" means the Development Committee and/or the Steering Committee.

         "Confidential Information" of a Party means all information disclosed by such Party to the other pursuant to this Agreement, which may include any of the following to the extent disclosed by such Party:

          (a) Intellectual Property, technical information, specifications, data, software, marketing procedures, pricing information, customer and client records, business and corporate or trade information of a Party relating to or arising out of the Licensed Intellectual Property or its use or application;

          (b) information relating directly or indirectly to the Product including, without limitation, the identity and composition of compounds for producing or manufacturing the Product, formulae for the Product, methods of producing or manufacturing the Product, costs of manufacturing the Product, information relating to the packaging, selling and marketing of the Product including the cost thereof and pricing information; and

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          (c)  communications between the Parties or information of whatever kind whether recorded or not and, if recorded, in whatever medium, relating to the Licensed Intellectual Property, the Product, this Agreement, or otherwise, whether disclosed prior to or after the Effective Date.

         "Commercial Launch Plan" means the plan for launching and initial marketing and promotion of the Product in the Territory as provided in
         Section 8.3.

         "Controlled" means, with respect to any Intellectual Property, that the applicable Party owns or has a license to such Intellectual Property, and has the authority to grant to the other Party access, a license, or a sublicense to such Intellectual Property as provided for in this Agreement without violating an agreement with a non-Affiliate third party in effect at the time such Intellectual Property was first acquired or created by the Party granting or authorizing the license or sublicense herein.

         "Controlled Affiliate" means (i) in the case of Vivus; an Affiliate that is controlled by Vivus; and (ii) in the case of FemPharm; Acrux Limited, Acrux DDS Pty Limited or an Affiliate that is controlled by FemPharm, controlled by Acrux DDS Pty Limited, or controlled by Acrux Limited (each of such Affiliates, Acrux DDS Pty Limited and Acrux Limited, an "Acrux Controlled Affiliate"); in each case as "control" is defined in the Affiliate definition in this Section 1.1 above.

         "Development Committee" means the committee referred to in Section 5.6.

         "Development Plan" means the plan appended to this Agreement as annexure A in accordance with Section 5.7, as such plan may be amended pursuant to Section 5.

         "Effective Date" means the date of this Agreement, as set forth on page one.

         "Estradiol Agreement" means the agreement titled "Estradiol Development and Commercialization Agreement" entered into by and between the Parties on even date herewith.

         "Excluded Applications" shall have the meaning set forth in annexure F.

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         "FemPharm Patents" means: (a) the Patents set out in annexure B, which shall include all existing Patents licensed under the Monash License or the Acrux DDS License, (b) all continuing patent applications in the Territory based on any Patent in clause (a) above (including any divisionals, continuations, and continuations-in-part); (c) all Patents that issue based on any Patent in clause (a) or (b) above, and including all re-issues, extensions, substitutions, confirmations, re-registrations, re-validations, patents of addition, and supplementary certificates (or equivalents thereof) of any such Patent; and (d) all additional Patents in the Territory that are Controlled by FemPharm, Acrux DDS Pty Limited, an Acrux Controlled Affiliate, or any other Affiliate of FemPharm at any time during the term of this Agreement and that claim or cover an MDTS product, or any portion thereof, or the manufacture or use of an MDTS product or portion thereof, in the Field. For purposes of this definition, Patents that meet, at some time during the term of the Agreement, the requirement of subclause (d) above shall not be excluded from this definition simply because a particular Acrux Controlled Affiliate (that Controlled such Patent) no longer is an Affiliate of Acrux Ltd., and including continuing patent applications in the Territory based on such Patents in clause (d) above (including any divisionals, continuations, and continuations-in-part).

         "Field" means delivery of testosterone (and/or any other Androgen that is added to the Field pursuant to Section 2.4 or included pursuant to
         Section 5.19) to human females using an MDTS, excluding only the Excluded Applications.

         "First Commercial Sale" means the first commercial sale or transfer of the Product for use in the Territory (other than for evaluation, research, testing or clinical trial purposes), that occurs after the Product has been approved for marketing in the Territory, by Vivus or Vivus' Affiliate or sublicensee to an independent non-Affiliate third party in exchange for cash or some equivalent to which value can be assigned.

         "FDA" means the United States Food & Drug Administration.

         "Intellectual Property" means all industrial and intellectual property rights, whether protectable by statute, at common law or in equity, including, without limitation, any rights of copyright, trade secrets, confidential information, know-how, trade mark,

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         invention, Patent, circuit layout and any rights to registration of such rights, irrespective of whether such rights are created before, on or after the Effective Date.

         "Improvement" means an Invention to the extent made by Vivus or its Affiliate in the course of developing or commercializing the Product under this Agreement, which Invention is an improvement of or modification to the Product itself, in the form provided by FemPharm, and is not substantially based upon or derived from other technology or Know-How of Vivus, its Affiliate, or their third party licensor or contractor.

         "Improvement Blocking Patent Rights" means any Patent to the extent that it: (i) claims and is specifically directed to an Improvement,
         (ii) is Controlled by Vivus or its Affiliate at any time during the term of this Agreement, and (iii) is reasonably necessary to make, use, sell, or offer to sell an MDTS product. As used in this paragraph, "reasonably necessary" means there is no commercially reasonable alternative to practicing the subject matter in the applicable claim in such Patent, in order for FemPharm, or its Controlled Affiliate or licensee, to make, use or sell the MDTS products.

         "Invention" means any information, idea, invention, know-how, data or results made pursuant to work conducted under this Agreement.

         "Joint Patent" means a Patent claiming an Invention invented jointly by the Parties, as provided in Section 11.3.

         "Know-How" shall mean all data, inventions (whether or not patentable), discoveries, methods, information (including Confidential Information), reports, analyses, documents, descriptions, procedures, formulae, formulations, expert opinions, knowledge, know-how, experience, marketing, and other information and materials (including physical samples), and the trade secret rights to the foregoing. As used herein, Know-How shall not include Patents.

         "Licensed Intellectual Property" means the (i) FemPharm Patents, and
         (ii) the Licensed Know-How.

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         "Licensed Know-How" means the Know-How that is Controlled by FemPharm or any Acrux Controlled Affiliate and relates to or is useful for MDTS products in the Field.

         "MDTS" means the Acrux metered dose transdermal spray system as described in Annexure C, and including all improvements, derivatives and modifications of such system developed by or under authority of FemPharm or its Affiliate. For clarity, it is understood that "improvements," as used under this paragraph, would include modified or improved versions of the Acrux metered dose transdermal spray system, and novel enhancers, formulations, methods, and mechanical components relating to or useful for the MDTS system, that are not used in the MDTS as of the Effective Date, but that would improve the safety, effectiveness, or other qualities of such a spray system for use in delivery of testosterone, or any other Androgen added to the Field pursuant to Section 2.4 or 5.19.

         "Monash License" means the "Technology Agreement" between Monash and Acrux Limited, dated June 7, 1999, and transferred by Acrux Limited to Acrux DDS Pty Limited in the "Deed of Assignment" dated November 22, 1999, as amended by the Deed of Variation between Monash and Acrux Limited dated November 22, 1999 and the Deed of Variation between Monash and Acrux DDS Pty Limited., executed October, 2002.

         "Net Sales" means any amounts invoiced by Vivus, or an Affiliate or sublicensee of Vivus, for the sale or other commercial disposition of the Product, less the following amounts to the extent actually accrued, taken or allowed with respect to such sale or disposition:

          (d) trade, cash or quantity discounts or rebates from the invoiced price;

          (e) refunds, credits, charge backs or allowances actually granted upon recalls, rejections, returns, or the like;

          (f) freight charges, insurance and packing charges paid for delivery; and

          (g) amounts actually written off for uncollectable accounts determined in accordance with GAAP, PROVIDED THAT if any such amounts are subsequently

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

               collected, such amounts would be included in Net Sales for the quarter collected;

          (h) taxes (other than income tax, but including value added and sales taxes), duties, or other governmental charges levied on or measured by the disposition or the invoiced amount, whether absorbed by the billing or the billed party.

         Notwithstanding the foregoing, if Vivus sells Product for use outside the Field or outside the Territory pursuant to an authorization by FemPharm or an Acrux Controlled Affiliate (such as sales to FemPharm for use in Australia or New Zealand) Net Sales shall not include any amounts invoiced on such sales, whether the sale is to FemPharm, an Acrux Controlled Affiliate, or any other Person (e.g. another licensee of FemPharm).

         "Patents" means all rights under all patents (including all re-issues, extensions, substitutions, confirmations, re-registrations, re-validations, patents of addition, supplementary certificates, other governmental grants for the protection of inventions or industrial designs, or equivalents thereof) and under all patent applications (including any divisionals, continuations, continuations-in-part, continued prosecution applications, and divisionals).

         "Party" means either of FemPharm or Vivus, and "Parties" means both of them.

         "Person" includes a natural person, company, corporation, partnership, trust, estate, joint venture, sole proprietorship, government (including any branch or subdivision thereof), governmental or municipal agency, association, co-operative and any other entity or person whatsoever.

         "Phase IIb Study" means the current clinical trial FHRT 11 using a Product conducted in Australia under a US IND application number (**).

         "Product" means any MDTS product containing testosterone, or any other Androgen included in the Field pursuant to Section 2.4 or as a result of Section 5.19, and intended for use in the Field.

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

         "Regulatory Materials" means regulatory applications, submissions, notifications, registrations, regulatory approvals and/or other filings made and correspondence to or with the FDA or other regulatory authority that are necessary or reasonably desirable in order to, or in connection with efforts to, develop, manufacture, market, sell or otherwise commercialize a Product in a particular country, territory or possession. Regulatory Materials include INDs, MAAs, and NDAs.

         "Restricted Androgen" means any of:  (**)

         "Royalty Period" means a period of three consecutive months ending on 31 March, 30 June, 30 September or 31 December, provided that the first Royalty Period will be the period from the date of First Commercial Sale until the first to occur of 31 March, 30 June, 30 September or 31 December thereafter.

         "SARM" means a generic compound (i.e., the composition of the compound is not covered by a patent in the Territory) that is a selective androgen receptor modulator.

         "Steering Committee" means the committee referred to in Section 5.9.

         "Territory" means the United States of America, and its territories and protectorates.

         "Valid Claim" means: a claim in an issued Patent within the FemPharm Patents, which has not (i) expired or been cancelled, (ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or (iv) been abandoned.

1.2      INTERPRETATION

         In this Agreement:

          (a) words denoting the singular number include the plural and vice versa;

          (b)  words denoting any gender include all genders;

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          (c)  words importing natural persons include corporations, firms, unincorporated associations, partnerships, trusts and any other entities or groups recognised by law;

          (d) reference to any legislation or to any provision of any legislation includes any amendment, modification, consolidation or re-enactment of, or any legislative provision substituted for, and all legislative and statutory instruments issued under, such legislation or such provision;

          (e) the words "written" and "in writing" include any means of visible reproduction of words in a tangible and permanently visible form;

          (f) reference to Articles, Sections, clauses and schedules and annexures are references to the Articles, Sections, clauses and schedules and annexures of this Agreement, unless expressly stated to the contrary;

          (g) reference to any party to this Agreement or any other agreement or document includes the party's successors and permitted assigns;

          (h) where a word or phrase is defined, other grammatical forms of that word or phrase have corresponding meanings;

          (i) no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part of it;

          (j) the headings to Articles, Sections, annexures or schedules are for ease of reference only and do not form part of this Agreement or affect its interpretation;

          (k) if any day appointed or specified by this Agreement for the payment of any money or the doing of any act falls on a day which is not a Business Day, the day appointed or specified will be the next Business Day;

          (l) a reference to a time or date in connection with the performance of an obligation by a party is a reference to the time and date in San Francisco, California, USA even if the obligation is to be performed elsewhere;

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

          (m) the terms "including" and "includes" will be interpreted non-restrictively to mean "including without limitation ...".

2.       LICENSE RIGHTS
--------------------------------------------------------------------------------
2.1      LICENSE GRANT

          (a) Subject to the terms of this Agreement, FemPharm and Acrux DDS Pty Limited grant to Vivus the sole and exclusive (including with respect to FemPharm, except as otherwise provided in subsection
               (c) below) license, under the Licensed Intellectual Property, solely to exploit, import, export, make, have made, develop, use, market, offer for sale and sell Products for use in the Field in the Territory.

          (b) Subject to the terms of this Agreement, FemPharm and Acrux DDS Pty Limited grant to Vivus a non-exclusive license under the Intellectual Property that relates to or is useful for a Product, or its manufacture or use, and is Controlled by any of FemPharm, an Acrux Controlled Affiliate, or another Affiliate of FemPharm, to export, make, and have made Products outside the Territory solely for importation, sale, use and other exploitation in the Field in the Territory pursuant to Section 2.1(a). In addition, to the extent permitted by FemPharm on request by Vivus, such permission not to be unreasonably withheld, Vivus may include in the foregoing license the right to conduct specific development activities in particular countries outside the Territory, solely to develop data to be used in the Regulatory Materials in the Territory for the Product in the Field, and marketing of the Product in the Field in the Territory.

          (c) For clarity, FemPharm and Acrux DDS Pty Limited retains the non-exclusive rights under the Licensed Intellectual Property in the Territory, for it and/or the Acrux Controlled Affiliates or any of their respective licensees to export, make, and have made Products in the Territory solely for importation, sale, use and other exploitation in the Field in a country or jurisdiction outside the Territory. In addition, only to the extent permitted by Vivus on request by FemPharm, such permission not to be unreasonably withheld, FemPharm may conduct specific development activities in the Territory, solely to develop data to be used in the Regulatory Materials outside the Territory for the Product in the Field, and marketing of the Product in the Field outside the Territory.

          (d) For clarity, the license rights granted to Vivus in Section 2.1(a) and (b) do not grant to Vivus the rights under the Licensed Intellectual Property, to export, make, have made, and develop Products for importation, sale, use and other exploitation in the Field in any country or jurisdiction outside the Territory, or for any use outside the Field anywhere in the world.

2.2      RESERVATION OF RIGHTS

         Each Party hereby reserves all rights with respect to its Intellectual Property and technology not expressly granted herein. Vivus shall have no right or license under the FemPharm Patents or Licensed Know-How other than the rights expressly set forth in this Agreement. Notwithstanding anything to the contrary, it is acknowledged and agreed that the limitation of FemPharm's rights under the Acrux DDS License, such as the limitation of the field of FemPharm's rights to female hormone replacement therapy or otherwise, shall not limit the rights granted to Vivus under this Agreement.

2.3      VIVUS GRANT-BACK LICENSE AND OPTION TO LICENSE

          (a) Subject to the terms of this Agreement, Vivus grants to FemPharm a non-exclusive, royalty-free, worldwide license (with full rights to grant sublicenses) under any Improvement Blocking Patent Rights solely to develop, exploit, import, make, have made, use, offer for sale and sell MDTS products, excluding only MDTS products intended for use, sale, offer for sale, import, or marketing in the Field in the Territory.

          (b) Vivus grants to FemPharm the option, exercisable in writing by FemPharm at any time after Vivus makes an Improvement, to obtain in accordance with this Section 2.3(b) below a non-exclusive, worldwide license (with such rights to sublicense as are mutually agreed), on commercially reasonable terms, under trade secrets Controlled by Vivus or its Affiliate during the term of this Agreement to the extent embodied in such Improvement and under Patents Controlled by Vivus or its Affiliate during the term of this Agreement that claim and are specifically directed to such Improvement, (but excluding all Improvement Blocking Patent Rights), solely to develop, exploit, import, make, have made, use, offer for sale and sell MDTS products, excluding only MDTS products intended for use, sale, offer for sale, import, or marketing in the Field in the Territory. If FemPharm exercises such option as to a particular Improvement, then the Parties shall negotiate in good faith in an effort to agree upon the financial and other terms for, and scope of, such a license, within a reasonable time thereafter and will enter into such a license upon reaching agreement, which terms shall be commercially reasonable and shall include the mutually agreed license grant for such Improvement (under the Patents and trade secrets identified above) and other reasonable terms appropriate for such a license grant. Such license shall be royalty free for Products used in the Field in Australia or New Zealand.

2.4      EXPANSION OF FIELD

         The Development Committee shall discuss and consider from time to time the possibility of including in the Field one or more additional Androgens, alone or in combination with other active ingredients, and if it determines that such an expansion to the Field is appropriate, it shall make such recommendation to both Parties. If the Parties agree with such recommendation, and solely to the extent such expansion is approved in writing by the Parties, such additional Androgen(s) shall be added to the Field by written amendment of the Agreement on mutually acceptable terms, including financial terms.

2.5      EXCLUSIVITY COVENANTS

          (a) Except as otherwise agreed by the Parties in writing, until (*) years after First Commercial Sale by or under authority of Vivus of a Product for use in the Field and Territory, Vivus and its Controlled Affiliates shall not, directly or indirectly, market, promote, sell, or import any Competitive Products (as defined below) for use in the Territory. As used herein, "Competitive Product" means any product (which is not a Product of Vivus, its Affiliate, or sublicensee under this Agreement) that is approved for marketing for any human indication and is marketed, promoted, or sold (i) for the transdermal or mucosal delivery of testosterone or any other Restricted Androgen to human females, or (ii) for the transdermal or mucosal delivery of any other Androgen to human females for treatment of female sexual dysfunction; except excluding from the foregoing only products of any of Vivus, its Affiliates, and sublicensees involving application of an Androgen to the genitalia of a human female on an on demand basis as claimed or described in (*). For clarity, no license is granted under this Section 2.5(a) to Vivus by FemPharm or any Acrux Controlled Affiliate under the Licensed Intellectual Property with respect to any Vivus product involving such application of an Androgen to the genitalia of a human female. Vivus and its Controlled Affiliates shall not provide funding prior to such time to third parties for the specific purpose of, or grant a license or other authorization to any third party to, market, sell, promote, or import any Competitive Product for use in the Territory. Vivus shall include, and cause its Controlled Affiliates to include, in any grant or authorization by Vivus or the Controlled Affiliate in accordance with this Agreement of an exclusive sublicense (including with respect to Vivus) to a third party under the Licensed Intellectual Property to market, sell, promote, and import the Products in the Territory, an express covenant by such third party not to market, promote, sell or import, directly or indirectly, any Competitive Product for use in the Territory. If a particular Vivus Controlled Affiliate is no longer controlled by Vivus, then the above shall apply to such entity only if such entity continues to have rights under the Licensed Technology that it could exercise to make, use or sell a Product or a Competitive Product.

          (b) Except as otherwise agreed by the Parties in writing, until (*) after First Commercial Sale by or under authority of Vivus of a Product for use in the Field and Territory, FemPharm and Acrux DDS Pty Limited agree that FemPharm and the Acrux Controlled Affiliates shall not, directly or indirectly, market, promote, sell, or import in the Territory any Competitive Product. For clarity, FemPharm and the Acrux Controlled Affiliates shall not provide funding prior to such time to third parties for the specific purpose of, or grant a license or other authorization to any third party to, market, sell, promote, or import for use in the Territory any Competitive Product. FemPharm and Acrux DDS Pty Limited shall include, and cause the Acrux Controlled Affiliates to include, in each grant or authorization of any of their Intellectual Property rights to a third party, if the license or authorization could be exercised in a manner that involves the delivery of testosterone (or any other Androgen) to females, an express covenant by such third party not to market, promote, sell or import, directly or indirectly, any Competitive Product for use in the Territory. If a particular Acrux Controlled Affiliate is no longer controlled by Acrux Limited, then the above shall apply to such entity only if such entity continues to have rights under the Licensed Technology that it could exercise to make, use or sell a Competitive Product

          (c) Nothing in this Section 2.5 shall limit the exclusivity of the license rights granted to Vivus in Section 2.1, it being agreed that the exclusivity under Section 2.1 shall not be limited to the periods described in this Section 2.5 above.

          (d) If FemPharm is acquired by, and thus becomes an Affiliate of, a third party other than an Acrux Controlled Affiliate, such third party Affiliate shall be deemed a third party for purposes of the licensing restrictions applied to FemPharm under Section 2.5(b). Similarly, if Vivus is acquired by, and thus becomes an Affiliate of, a third party other than a Vivus Controlled Affiliate, such third party Affiliate shall be deemed a third party for purposes of the licensing restrictions applied to Vivus under Section 2.5(a).

2.6      UNAUTHORIZED SALES

          (a) FemPharm and the Acrux Controlled Affiliates shall not directly or indirectly market, sell, or distribute any MDTS products intended for use in the Field anywhere in the world to a particular third party, including its Affiliates, if FemPharm or an Acrux Controlled Affiliate knows, or has been provided reasonable evidence, that such MDTS products provided directly or indirectly by FemPharm or an Acrux Controlled Affiliate to such third party are being marketed, distributed or sold in the Territory. If FemPharm or an Acrux Controlled Affiliate grants rights to a third party, directly or indirectly, that could be exercised in a manner that involves the delivery of testosterone (or any other Androgen) to human females, then FemPharm shall make, or cause the Acrux Controlled Affiliate to make, the terms and conditions in this Section 2.6(a) applicable to the third party in the same manner as applicable to FemPharm.

          (b) Vivus and its Controlled Affiliates shall not directly or indirectly market, sell, or distribute any Product in the Territory to a particular third party, including its Affiliates, if Vivus knows, or has been provided reasonable evidence, that such Product provided directly or indirectly by Vivus or its Controlled Affiliates to such third party are being marketed, distributed or sold for use outside the Territory, provided that the sale of such Product in the Territory infringes a Valid Claim in the FemPharm Patents or embodies information that is at the then current time a trade secret of FemPharm, other than as permitted by Section 10.11. If Vivus or its Controlled Affiliate grants a sublicense to a third party under the Licensed Intellectual Property in accordance with this Agreement to market, sell, promote, and import the Products in the Territory, then Vivus shall make, or cause its Controlled Affiliate to make, the terms and conditions in this Section 2.6(b) applicable to the third party in the same manner as applicable to Vivus.

2.7      RIGHT OF NEGOTIATION

         If FemPharm or an Acrux Controlled Affiliate desires to enter into a license or other collaboration that involves the research, development, or commercialization in the Territory of a product for delivery of an Androgen, other than testosterone, to females for treatment of female sexual dysfunction, FemPharm shall propose to Vivus the terms and conditions for such a license or collaboration with Vivus prior to entering into the license or collaboration with any third party. If Vivus fails to notify FemPharm in writing, within one hundred twenty
         (120) days after receiving such proposed terms and conditions from FemPharm, that Vivus desires to negotiate the terms and conditions for the license or collaboration, or if the Parties do not agree in principle on the terms for such an arrangement notwithstanding good faith, diligent negotiations throughout the remainder of such one hundred twenty (120) day period after Vivus' request, then FemPharm or the Acrux Controlled Affiliate shall have the right to enter into the license or collaboration with a third party. In addition, FemPharm shall notify Vivus in writing upon any of FemPharm or the Acrux Controlled Affiliates commencing, whether directly or indirectly, any clinical development or commercialization of any product involving the transdermal or mucosal deliver to human females of an Androgen or other selective androgen receptor modulator for the treatment of sexual dysfunction in human females, including through licensees and work funded by FemPharm, but subject to any confidentiality obligations that would prevent such disclosure.

3.       LICENSE AND MILESTONE PAYMENTS
--------------------------------------------------------------------------------
3.1      LICENSE FEE

         Vivus will pay to FemPharm a license fee of:

          (a) US$ 1,750,000 (One Million Seven Hundred and Fifty Thousand United States Dollars) within five (5) Business Days of the Effective Date;

          (b) US$ 250,000 (Two Hundred and Fifty Thousand United States Dollars) by September 1, 2004.

3.2      MILESTONE PAYMENTS

         Upon achieving the specified milestone, Vivus will pay to FemPharm the following milestone payments (subject to Section 3.3 and 6.2):

          (a) US$ (*) (*) United States Dollars) within thirty (30) days after the Phase IIb Study is completed, provided that the Phase IIb is completed prior to (*) (where completed means the last patient has completed the "Exit Visit," as defined in the protocol, and at least * (*) eligible patients per study protocol in each treatment group have been enrolled in the study, and provided that FemPharm does not terminate the study early);

          (b) US$ (*) (**United States Dollars) within thirty (30) days of data analysis of the completed Phase IIb Study which demonstrates a statistically significant improvement over placebo sufficient to meet the primary efficacy endpoint (*) for at least (*) as set out in the current protocol in the Phase IIb Study;

          (c) US$(*) (**United States Dollars) within thirty (30) days of Vivus' data analysis of the completed Phase IIb Study showing a skin irritation rate being achieved in each treatment group in the Phase IIb Study at the application site, regardless of severity, of (*)% or less of the total number of patients in the particular treatment group;

          (d) US$ * (**United States Dollars) within thirty (30) days of a Product Patent (as defined below) issuing in the United States of America, where a "Product Patent" means any Patent that is entitled to the effective filing date of US Patent Application Number (*) and that includes (i) one or more apparatus claims that claim the spray apparatus used in the Product being developed (or sold) by Vivus (or its Affiliate or sublicensee) at the time of issuance, and (ii) one or more composition of matter claims that claim the formulation of the Acrux Penetration Enhancer together with one or more hormones, which include at least the active ingredient in the Product being developed (or sold) by Vivus (or its Affiliate or sublicensee) at the time of issuance. It is understood that no claims of a Patent issued as of the Effective Date satisfy this milestone;

          (e) US$ (*) (** United States Dollars) within thirty (30) days of Vivus (or its Affiliate or sub-licensee) commencing in the United States the first Phase III study in respect of the Product (such commencement being defined as the date when the first patient has been dosed in accordance with the Phase III protocol); and

          (f) US$ (*) ( ** United States Dollars) within thirty (30) days of submission by or under authority of Vivus or its Affiliate or sublicensee in the United States of the first new drug application to the FDA (as new drug application is defined in 21 C.F.R. ss. 314.50 et. Seq, as updated or amended from time to time), or
               such other equivalent regulatory application in the United States for approval of marketing of the Product, (the "NDA") in respect of the Product; and

          (g) US$ (*) (* United States Dollars) within thirty (30) days of the first FDA marketing approval in the United States in respect of the Product (the marketing approval being defined as approval by the FDA of Vivus' or its Affiliate's or sublicensee's NDA for the Product, permitting the Product to be marketed in the United States).

3.3      ONE PAYMENT; LIMITATION

         It is understood that once a particular milestone payment under Section
         3.2 has been paid (including as a result of the operation of Section
         6.2 below), then no payment for such milestone shall be due again with respect to the same Product or any other Product except to the extent otherwise agreed by the Parties in writing in connection with the addition of an Androgen to the Field pursuant to Section 2.4.

4.       ROYALTIES
--------------------------------------------------------------------------------
4.1      ROYALTY PAYMENTS

         Except as otherwise provided in this Article 4, Vivus will pay to FemPharm royalties as a percentage of Net Sales, where the royalty rate is determined based on the Net Sales during the applicable calendar year in the Territory, according to the following schedule:

          (a) the royalty rate is (*)per cent (*%) on the first US$ (*)( ** U.S. Dollars) of Net Sales in the calendar year;

          (b) the royalty rate is (*)per cent (*%) of the Net Sales in excess of the first US$ (*) (** U.S. Dollars) of Net Sales in the calendar year, up to Net Sales in the calendar year of US$ (*) ( ** U.S. Dollars);

          (c) the royalty rate is (*) per cent (*%) of the Net Sales in excess of US$ (*)(**U.S. Dollars) in the calendar year.

4.2      ROYALTY REDUCTION

         The royalty rate applicable under Section 4.1 to Net Sales from the sale of a Product will be reduced by (*) per cent (* %) upon the expiration, cancellation, invalidation, abandonment, termination, disclaimer, or unenforceability of the last Valid Claim in the FemPharm Patents that would, absent a license, be infringed by the sale or use of such Product in the Territory in the Field. Further, with respect to a particular Product, if there otherwise is no Valid Claim in the FemPharm Patents that would, absent a license, be infringed by the sale or use of such Product in the Territory in the Field, then the royalty rate applicable under Section 4.1 to the Net Sales from the sale of such Product shall be (*) percent (* %) of the royalties set forth in
         Section 4.1, unless and until such a Valid Claim issues, after which point the rate shall be as set forth in Section 4.1 until the preceding sentence applies.

4.3      THIRD PARTY ROYALTIES

         If Vivus or its Affiliate or sublicensee pays royalties to a third party under a patent license that is necessary in order to make, use, import, or sell a Product in the Territory, which royalties are based on net sales of such product, then Vivus shall have the right to credit (*) percent ( * %) of such payments against the amounts payable by Vivus under this Section 3 and Section 4, provided that the royalty payable to FemPharm under this Section 4 shall not be so reduced by more than (*) percent (* %). As used in this Section, a license is "necessary" if it is reasonable to obtain the license in light of the risk of infringement. If FemPharm disagrees with Vivus' assertion, under this Section, that a particular license is so necessary, then the Parties will proceed under Section 15.11 to resolve the issue. Notwithstanding the foregoing, if Vivus or its sublicensee adds to the Product a component or feature comprising such technology, and Vivus or its sublicensee must pay royalties for third party patent rights covering such component or feature, such royalties shall not be offset under this Section 4.3 against royalties owed to FemPharm, unless the component or feature is, at the time added, necessary to make the Product approvable or commercially viable. As to any license that Vivus may believe is desirable to enter into with respect to a Product, other than those for which royalties may be offset in accordance with the foregoing, if Vivus so requests the Parties will discuss such license and the possibility of FemPharm sharing some part of the costs of such license.

4.4      ONE ROYALTY; SAMPLES AND DONATIONS

         One royalty shall be payable for each Product sold under this Agreement. No royalties shall be due upon the sale or other transfer of Product among Vivus, its Affiliates and sublicensees, but in such cases the royalty shall be due and calculated upon Vivus', its Affiliate's or sublicensee's Net Sales to the first independent third party, or commercial use of such Product by Vivus, the Affiliate, or the sublicensee for profit to treat patients in the ordinary course of its business (in which case "Net Sales" for such use shall be deemed to be the average Net Sales for such Product when sold to third parties in the same royalty period in the Territory). No royalties shall accrue on the disposition of Product by Vivus or its Affiliates or sublicensees in reasonable quantities which are (i) used in clinical trials, (ii) distributed as samples (promotion or otherwise), or (iii) distributed as donations solely for charitable purpose (I.E., without charge).

4.5      ACCRUAL AND PAYMENT OF ROYALTIES; ROYALTY TERM

         The royalties owed under this Section 4 accrue on the sale or transfer of the Product, and all royalties that accrue in respect of the Net Sales in a particular Royalty Period:

          (a) if the Territory includes any country outside the United States of America, will be calculated, on a country by country basis, after conversion (based on exchange rate as set forth in Section
               4.10 below) into U.S. dollars; and

          (b) will be paid in U.S. dollars no later than the date that the royalty report for that Royalty Period is to be provided pursuant to Section 4.7.

         Royalties shall accrue on sales of Products commencing on the date of First Commercial Sale of the first Product hereunder and continuing only until the latest to occur of the following: (i) expiration, cancellation, invalidation, abandonment, termination, disclaimer, or unenforceability of the last Valid Claim in the FemPharm Patents that covers the sale of the Product, or its use, in the Territory; or (ii) twelve (12) years from the date of such First Commercial Sale, or (iii) on a Product by

         Product basis, the date there no longer is any substantial trade secret of FemPharm or its Affiliate embodied in the applicable Product which is a trade secret of FemPharm or its Affiliate at the time of the sale.

4.6      LATE PAYMENT OF ROYALTIES

         If Vivus fails to pay royalties within the time specified in Section 4.5, Vivus will pay to FemPharm interest on the amount of royalties which were not timely paid from the date upon which they became owing until the date of payment at (*)percent (* %) above the Prime Rate as quoted in the Wall Street Journal, calculated on a daily basis and payable on demand.

4.7      ROYALTY REPORT

         Vivus will submit to FemPharm no later than forty five (45) days after the end of each Royalty Period during the term of this Agreement a report stating:

          (a) the total amount of invoiced sales of the Product, (on a country by country basis if the Territory includes any country outside the United States of America);

          (b) the calculation of Net Sales (in each country if the Territory includes any country outside the United States of America), based on such sales, including a description of the deductions used to calculate such Net Sales; and

          (c) if the Territory includes any country outside the United States of America, the calculation of royalties owed based on such Net Sales, on a country by country basis during that Royalty Period, after conversion of such Net Sales into U.S. Dollars as per
               Section 4.11.

4.8      VERIFICATION OF ROYALTY STATEMENT

         FemPharm may at its cost have any report referred to in Section 4.7 verified as set forth below by a reputable firm of chartered accountants or certified public accountants nominated by FemPharm, and reasonably acceptable to Vivus, provided FemPharm completes such verification within thirty-six (36) months of the end of the Royalty Period to which the verification is to relate. Upon not less than ten
         (10)

         Business Days' prior written notice given by FemPharm to Vivus, Vivus will provide the accountants with access during Vivus' (or its Affiliates' or, to the extent Vivus has the right to do so, sublicensee's, as applicable) normal business hours to the revenue and sales records of Vivus, its Affiliates and (to the extent Vivus has the right to do so) sublicensees sufficient for the purposes of verifying the reports referred to in Section 4.7 and for the purpose of verifying the amount of royalties paid to FemPharm. To the extent that Vivus does not have the right to grant to FemPharm the right to audit the books and records of its sublicensees, Vivus will use reasonable, diligent efforts to obtain for itself such rights and, at the request of FemPharm, agree to exercise its audit rights with respect to such sublicensees and provide the results of such audit to FemPharm pursuant to this Section 4.8. Vivus, the Affiliate or sublicensee, as the case may be, may request that, at its expense, a representative or agent familiar with its record keeping systems be present at the audit to assist in the audit. Such audits will be at the expense of FemPharm, except that if such audit establishes that the amount owed by Vivus for the audited period exceeds the amount actually paid by more than (*) percent (* %), then Vivus will pay FemPharm's actual out of pocket costs of such audit.

4.9      NON-DISCLOSURE BY ACCOUNTANT

         The accountants appointed under Section 4.8 are not authorised to, and will not, disclose to FemPharm any information other than the accuracy or inaccuracy of the amounts to be verified and will be required to execute a reasonable confidentiality agreement with Vivus and/or the sublicensee or Affiliate, as applicable.

4.10     STATEMENT ERRORS

         Should it be established from any report and verification referred to in Sections 4.7 and 4.8 that the royalties which should have been paid in respect of any Royalty Period to which the report and verification relates are more or less than the royalties actually paid then the difference will be remitted within ten (10) Business Days:

          (a) to FemPharm (in the case of the royalty paid being less than that which should have been paid);

          (b) to Vivus (in the case of the royalty paid being more than that which should have been paid).

4.11     CURRENCY CONVERSION

         If the Territory includes any country outside the United States of America, all Net Sales resulting from sales of the Product in countries other than the United States of America will be converted into United States dollars for purposes of calculating royalties owed under this
         Article 4, by using the arithmetic average of the currency exchange rates quoted on each of the last ten (10) Business Days during the applicable Royalty Period in the Wall Street Journal (East Coast Edition). All payments by Vivus hereunder shall be made in US dollars.

4.12     WITHHOLDING TAXES

         If any taxes, withholding or otherwise, are levied by any taxing authority in connection with the accrual or payment of royalties or other amounts payable under this Agreement and are obliged to be paid or deducted by Vivus then:

          (a) Vivus will pay such taxes to such taxing authority on behalf of FemPharm; and

          (b) Vivus will remit to FemPharm in full satisfaction of its royalty obligations under this Agreement the net amount after reduction by the amount of such taxes; and

          (c) Vivus will deliver to FemPharm promptly following payment written evidence of such payment and such other related documentation that FemPharm may reasonably require.

5.       CLINICAL DEVELOPMENT
--------------------------------------------------------------------------------
5.1      OVERVIEW OF DEVELOPMENT

         The Parties intend to work cooperatively to pursue development of the Product in order to obtain regulatory approval for the use of the Product in the Field in the

         Territory, using commercially reasonable, diligent efforts in accordance with and subject to the terms of this Agreement.

5.2      TRANSFER OF TECHNICAL INFORMATION

         Within sixty (60) days after the Effective Date, FemPharm shall transfer to Vivus without charge copies of all existing Licensed Know-How, including (to the extent existing) (i) copies of all Regulatory Materials and other Know-How developed or acquired in connection with the Phase IIb Study, any preceding phase I or II study on the Product, or any other clinical or pre-clinical development in connection with, or directly applicable to, a Product in the Field, whether developed or acquired by FemPharm, any Acrux Controlled Affiliate, or others working under authority of such entities; and (ii) copies of all material Know-How relating to or used in connection with, or relevant to, the manufacturing of Products by FemPharm, any Acrux Controlled Affiliate, or others, including, such Know-How as generated or used during process development, stability studies, formulation development, scale up of manufacturing, production of preclinical and clinical product batches, validation studies, development of quality assurance/quality control testing, process controls for Products in the Field, and related regulatory affairs (all to the extent relating to Products in the Field); and all Know-How contained in the DMF or in the CMC section of any IND or NDA (or their counterparts in other countries) with respect to Products in the Field. Thereafter during the term of this Agreement, upon request of Vivus, FemPharm shall transfer to Vivus without charge copies of all such previously undisclosed Licensed Know-How, if any, including that developed or acquired after the Effective Date, and shall use all reasonable efforts to enable and assist Vivus in understanding and implementing the Licensed Know-How. FemPharm and the Acrux Controlled Affiliates shall use good faith, diligent efforts to obtain from each of their other licensees the right to disclose to Vivus, its Affiliates and their sublicensees, Know-How and Regulatory Materials that are relevant to, or useful for, Products. In addition, if requested by Vivus and at Vivus' expense for actual reasonable internal time of FemPharm or its Affiliate's time (billed at (*)% the applicable employee's salary and benefits), FemPharm shall generate and provide to Vivus reasonably promptly a report describing in reasonable detail (according to an agreed format) all research and development conducted or completed by or under authority of any of FemPharm and the Acrux Controlled Affiliates, and the results thereof, with respect to MDTS products involving the delivery of testosterone.

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

5.3      CONDUCT OF PHASE IIB STUDY

         As from the Effective Date until the time of transfer of the Phase IIb Study to Vivus pursuant to Section 5.4, FemPharm will, at its expense (except as otherwise provided below), conduct the development of the Product in such trial, in cooperation with and as reasonably directed by Vivus. FemPharm shall consult with Vivus and keep Vivus fully apprised of the status of, and plans and schedule for, all activities related to the Phase IIb Study, including providing reasonable advance notice, before proceeding with any filings, meetings, or telephone or other discussions with the FDA or similar regulatory authority, scheduled or unscheduled, that pertain to the Phase IIb Study, and shall give Vivus control of such matters. Vivus will provide FemPharm reasonable assistance and cooperation in conducting such trial, through the time of transfer to Vivus, and such development work will be managed and supervised by the Development Committee. If Vivus decides to modify the Phase IIb Study, then Vivus will be responsible to pay FemPharm, quarterly in advance, any extra costs that Vivus requires FemPharm incur as a result of such modifications, including fully burdened full time equivalent (FTE) labour costs of scientific, clinical and management personnel at FemPharm and the Acrux Controlled Affiliates that Vivus requires be added due to such modification, but only for that portion of the FTE that is additional and required by Vivus to be dedicated to performance of the Phase IIb Study. For purposes of this Agreement, FemPharm's fully burdened FTE rates shall be (*)% of the employee's salary and benefits (or in the case of a contractor, (*)% of the cash compensation paid to the contractor), calculated in accordance with reasonable accounting principles, consistently applied and in accordance with a budget approved by the Development Committee. Except to the extent otherwise expressly set forth in this Agreement, however, FemPharm shall be solely responsible for, and Vivus shall have no obligation to reimburse, the costs and expenses (i) associated with completing the Phase IIb Study (as currently planned), including for preparation of the final report and analysis, and the report to be delivered to Vivus under Section 5.2,
         (ii) for any adverse event reporting that FemPharm or an Acrux Controlled Affiliate is required to perform, or (iii) associated with FemPharm otherwise fulfilling its obligations under this Agreement, or conducting or completing any other research, development, or other work by or on behalf of any of FemPharm and the Acrux Controlled Affiliates.

5.4      TRANSFER OF DEVELOPMENT RESPONSIBILITY

         FemPharm will transfer and assign full regulatory and clinical responsibility for the Product in the Field in the Territory, including the IND, to Vivus, provided that the transition of the Phase IIb Study shall be made promptly upon request by Vivus, according to a schedule reasonably specified by Vivus. After full transfer of responsibility to Vivus, FemPharm's involvement will be as set forth below.

5.5      DEVELOPMENT RESPONSIBILITIES

         Other than FemPharm's conduct of the ongoing Phase IIb Study in accordance with Section 5.3 and except as otherwise determined by the Parties, Vivus will be solely responsible for conducting, at its own expense, all activities relating to the clinical development, regulatory approval and commercialization of the Product in the Territory, using diligent, commercially reasonable efforts, provided that both Parties will use such efforts to perform their responsibilities to achieve the targets set forth in the Development Plan. Vivus will pay to Fempharm, prior to the beginning of a calendar quarter, an amount equal to the FemPharm expenses in the approved budget in the Development Plan for such quarter, including payments to third parties and fully burdened FTE costs of labour associated with work at FemPharm and its Affiliates pursuant to this Agreement ((*)% of salary and benefits, plus any out of pocket expenses provided for in the Development Plan). FemPharm will maintain reasonably detailed records of the time expended and work performed in the development and will provide copies and a summery of such records, and a reconciliation of expenditures, for each such quarter to Vivus within fifteen (15) Business Days of the end of the quarter. The actual expenditure versus budget for the previous quarter will be reconciled in the payment from Vivus to Acrux for the following quarter or refunded to Vivus, as Vivus requests. Vivus shall not be required to reimburse any cost or expenses, other than those set forth in the Development Plan, except to the extent approved by Vivus in advance in writing. Vivus shall not be required to develop more than one Product at a time, and shall have no obligation to develop another Product in the Territory after a marketing approval of a Product in the Field has been obtained in the Territory.

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

5.6      DEVELOPMENT COMMITTEE

         Within thirty (30) days of the Effective Date, the Parties will establish a committee to review and discuss the development of the Product (the "Development Committee"), comprising two (2) members of FemPharm's (or the Acrux Controlled Affiliate's) staff nominated by FemPharm and two (2) members of Vivus' staff nominated by Vivus. At least one member appointed by each Party shall have appropriate technical credentials, experience and knowledge and ongoing familiarity with, in the case of Vivus, the development under this Agreement and, in the case of FemPharm, any pre-clinical and clinical development of Product by FemPharm or the Acrux Controlled Affiliate, as well as the Licensed Intellectual Property and the development and use thereof. If relevant Product development is being performed by an Acrux Controlled Affiliate, then Vivus shall have the right to require that at least one of FemPharm's members be an employee of the Acrux Controlled Affiliate who is involved in such development or, in the alternative, to require that such an employee otherwise attend the Development Committee meetings. Each Party will give the other written notification concerning its staff members who are nominated to serve on the Development Committee. Subject to the foregoing, either Party may replace any of its members on the Development Committee by written notice. Additionally, Vivus shall be entitled to have representatives of its sublicensees attend the meetings as it considers appropriate. The Development Committee is responsible for review and approval of the Development Planand is additionally intended to provide a forum to:

          (a) Enable Vivus to obtain scientific, clinical and regulatory input and data from FemPharm relating to development of the Product in the Territory, including with respect to work that each Party has performed in accordance with the Development Plan, and to keep Vivus informed regarding the work of FemPharm and the Acrux Controlled Affiliates related to Product;

          (b) keep FemPharm reasonably apprised of the progress and results of, and planned activities related to, development of Products in the Field in the Territory under the Development Plan, sufficient for FemPharm to understand the general status of the development under the Development Plan and nature of any significant issues that Vivus has encountered that have caused Vivus to fail to meet the schedule targeted in the Development Plan, and to review and approve, as appropriate, the Development Plans proposed by Vivus;

          (c) evaluate the markets of the Product for use in the Field in relation to the development strategy for the Product, and adjust the Development Plan appropriately based thereon; and

          (d) foster a cooperative relationship between the Parties regarding activities under this Agreement and the other activities of FemPharm and the Acrux Controlled Affiliates with respect to Product.

         To the extent requested by the Steering Committee, the Development Committee will keep the Steering Committee informed about the status of the activities conducted by the Development Committee pursuant to this Agreement. The Development Committee will refer all matters that are to be decided by the Development Committee, but for which agreement cannot be reached by the Development Committee, to the Steering Committee for the Steering Committee's review and final decision on such matters. The Development Committee will establish rules for its operation. After marketing approval of a Product is obtained, the Development Committee shall not be required to meet if there is no significant Product development by Vivus to discuss at the applicable time.

5.7      DEVELOPMENT PLANS

         The development of the Product will be conducted by the Parties, each using diligent, commercially reasonable efforts to perform its responsibilities set forth in the Development Plan. The Parties expect that an initial Development Plan will be appended to the Agreement as annexure A within one hundred eighty (180) days after the Effective Date, reflecting the Parties' understanding and intent at such time of the planned Product development activities in the Territory for the remainder of then current calendar year (and if mutually desired at the time, the following calendar year). The Development Plans proposed by Vivus will be reviewed and approved by the Development Committee from time to time as appropriate. On an annual basis commencing in the final calendar year covered by the initial Development Plan (no later than October 15 of each year), Vivus will prepare and submit to the Development Committee for approval a reasonably detailed Development Plan outlining development responsibilities for the Product for the upcoming calendar year, it being agreed that Vivus may propose updates and revisions to the Development Plan more often as Vivus considers appropriate. After reviewing the proposal and discussing the development efforts to date, the Development Committee will consider changes to and amend the Development Plan to reflect revised regulatory and development activities designed to meet the goal of obtaining regulatory approval for the Product in the Territory in a commercially reasonable time frame based on the use of diligent, commercially reasonable efforts by Vivus to perform the development. Notwithstanding the foregoing, no Development Plan shall be required after marketing approval of a Product is obtained except to the extent required by the Development Committee.

5.8      BUDGETS

         The Development Committee will prepare and include in the Development Plans, a budget that sets forth the estimated costs and expenses (including fully-burdened internal labor costs, as described in Section
         5.5 above) that are budgeted to be incurred by FemPharm in conducting its responsibilities, if any, for Product development under the Development Plan. Each updated Development Plan will include an updated budget for FemPharm's responsibilities, if any, to be approved by the Development Committee. Vivus shall not be required to reimburse any costs or expenses other than those budgeted, unless agreed in advance in writing. Each Party shall bear its own costs and expenses associated with Committee meetings.

5.9      STEERING COMMITTEE

         Within thirty (30) days of the Effective Date, the Parties will establish a steering committee (the "Steering Committee"), comprising of one (1) member selected by FemPharm from its senior executives and one (1) member selected by Vivus from its senior executives; each having responsibility at the respective Party for development of Product. Each Party will give the other written notification concerning its executive nominated to serve on the Steering Committee. Either Party may replace its member on the Steering Committee with an equivalent senior executive by providing written notice of the change to the other Party. A member of the Steering Committee cannot simultaneously serve as a member of the Development Committee. The Steering Committee will be responsible for resolving issues upon which the Development Committee has been unable to reach agreement and for serving as the initial means for discussing and seeking to resolve any issues or disputes between the Parties arising under this Agreement. Members of the Steering Committee will consult with members of the Development Committee, as they consider necessary, when resolving such issues and disputes and the decision of the Steering Committee binds the Development Committee.

5.10     FINAL DECISION

         If the Steering Committee has been unable to reach agreement on any issue or matter after diligent discussions, or if such discussions have not occurred due to unreasonable delay by FemPharm's representative, then the issue will be referred to Vivus to determine the issue, except as otherwise provided below. Vivus must consider the issue, having considered the views put forward by the Development Committee and the Steering Committee. Vivus' decision is final and binding on the Parties and the Committees in respect of each such issue and matter, provided that the foregoing does not permit Vivus to amend the terms of this Agreement, or change the Outside Dates, or otherwise impose an obligation on FemPharm, without FemPharm's written consent.

5.11     PROCEDURES OF COMMITTEES

         Each Party will provide the other Party in writing with the name, title, e-mail address, telephone number and facsimile number of its nominees to each Committee. The Development Committee will meet semi-annually during the term of the Development Plan, and more often as mutually agreed. The Steering Committee will meet as needed to resolve disputes and issues, promptly on the good faith request of either Party. All Committee meetings will be at such times agreed to by FemPharm and Vivus and will be in person or by telephone or video conference.

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

5.12     DECISIONS OF COMMITTEES

         A quorum of the Development Committee at a meeting is two (2) representatives of each Party present at such meeting in person or by telephone or videoconference. A quorum of the Steering Committee at a meeting is one (1) representative of each Party present at such meeting in person or by telephone or videoconference. A unanimous vote of the members of the Committee present (in person, by telephone or videoconference) at such meeting is required to take any action on behalf of the Committee. In particular, neither Committee may make a binding decision unless a quorum is present. Each Party shall use best efforts to cause a quorum to be present at each meeting. No decision of a Committee shall be considered binding upon either Party, except to the extent set forth in writing and signed by both Parties. Notwithstanding anything to the contrary, no approval of the Development Committee shall be required for the day to day development activities, which shall be controlled by Vivus or its designee.

5.13     CHAIRPERSONS - DEVELOPMENT COMMITTEE

         The chair of the Development Committee will be a Vivus member of the Development Committee. Except to the extent otherwise approved by the Development Committee, the chair will be responsible for preparing the timetable for the meetings, and for preparing the agendas, minutes and resolutions, communications with the Steering Committee and other communications regarding tasks assigned by the Development Committee. All drafts of minutes and resolutions must be approved by the members of the Development Committee at the next meeting. The chair does not have a second or deciding vote.

5.14     CHAIRPERSONS - STEERING COMMITTEE

         The chair of the Steering Committee will be Vivus' member of the Steering Committee. Except to the extent otherwise approved by the Steering Committee, the chair will be responsible for preparing the timetable for the meetings, and for preparing the agendas, minutes and resolutions, communications with the Development Committee and other communications regarding tasks assigned by the Steering Committee. All drafts of minutes and resolutions must be approved by the members of the Steering Committee at the next meeting. The chair does not have a second or deciding vote.

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

5.15     MINUTES AND REPORTS

         Each Committee will be responsible for keeping accurate minutes of its deliberations or discussions that record all proposed decisions and all actions recommended or taken. The chair will provide the Parties with the approved minutes of each meeting promptly after approval and, in the case of the Development Committee, a written accompanying report summarizing, in reasonable detail, the discussions of the Development Committee concerning: the status of the Development Plan, of the work and progress to date, any issues requiring resolution, and any decisions by the Development Committee. All records made by each Committee will be available to both Parties.

5.16     GLOBAL DEVELOPMENT COMMITTEE

         At such time as any pre-clinical or clinical development is undertaken by or under authority of FemPharm or any Acrux Controlled Affiliates anywhere in the world (outside of the Territory) for a Product within the Field, the Parties shall establish a joint committee among Vivus, FemPharm (and/or the Acrux Controlled Affiliate, as the case may be) and any Additional Partner(s) to discuss and coordinate such development of such Product (the "Global Development Committee"). To the extent there are no Additional Partners, and meetings of the Development Committee are ongoing at the time, the function of the Global Development Committee set forth in this Section 5.16 shall be handled by the members of the Development Committee. The primary role of such Global Development Committee shall be to provide a forum for communication between Vivus, FemPharm (and/or an Acrux Controlled Affiliate(s), as the case may be) and any Additional Partner(s) with respect to activities related to the ongoing preclinical and clinical development of Products in the Field, other than the work under the Development Plan under this Agreement. FemPharm, the Acrux Controlled Affiliates, Vivus, and each Additional Partner having rights to Product in the Field shall each have at least two (2) representatives on such Global Development Committee. Each member of the Global Development Committee shall keep the other members fully informed in English (subject to Section 5.17) as to the ongoing preclinical and clinical development of, and regulatory activities with respect to, such Products in the Field. It is understood and agreed, however, that formal approval of such Global Development Committee shall not be required for any such activities. The Global Development Committee shall meet no less frequently than twice each calendar year, or as otherwise agreed by the Parties, until the termination or expiration of this Agreement and each of Vivus, FemPharm, Acrux Controlled Affiliates, and any Additional Parties shall give a full report in English (subject to

         Section 5.17) at each such meeting of activities relating to the particular Products to which such Party, the Controlled Affiliate, Acrux Controlled Affiliate or Additional Partner has rights and that is undergoing preclinical or clinical development in the Field. Additional Partners will participate in such meeting only with respect to Products for which they have rights in the Field.

5.17     NO OBLIGATION TO TRANSLATE

         It is understood and agreed that any documents to be provided by FemPharm, an Acrux Controlled Affiliate, Vivus, or Additional Partner under Section 5.16 may be provided in the language in which such documents exist, and FemPharm, the Acrux Controlled Affiliate, Vivus, and the Additional Partners shall not be obligated to provide translations of such documents (except to the extent such translation has already been prepared).

5.18     INFORMATION AND RESULTS

         Except as otherwise agreed by FemPharm in writing, Vivus shall make available and disclose to FemPharm, no less often than once every six
         (6) months, in the form selected by Vivus and reasonably acceptable to Vivus, and to the extent not previously disclosed, all patient results from Clinical Trials by Vivus or its Affiliate on Products under this Agreement and all Regulatory Materials prepared by Vivus or its Affiliate, including any NDA filed by Vivus or its Affiliate with the FDA for a Product under this Agreement. It is understood that inadvertent failure to disclose any of the foregoing information will not be deemed a breach, provided that Vivus makes the disclosure of such information promptly after becoming aware that such information has not been disclosed. To the extent Vivus has the right to provide such patient results from the Clinical Trials by its sublicensees on Products under this

         Agreement, Vivus will also make such results available in the manner described above. Vivus agrees to use good faith, diligent efforts to obtain such rights from its sublicensee. If the NDA is filed by a sublicensee Vivus, Vivus will use good faith, diligent efforts to obtain the right to disclose the NDA to FemPharm. As between Vivus and FemPharm, each Party will own all results and data that it generates, subject to any licenses granted under this Agreement to the other Party. In particular, as between Vivus and FemPharm, Vivus will own all clinical data and results of testing Product generated by Vivus under this Agreement (the "Data"). FemPharm and its Affiliates have the right to use all Data required to be delivered by Vivus solely in developing and seeking regulatory approval of a Product in the Field in Australia and New Zealand, and no Data, Regulatory Materials, or other Know-How provided by Vivus shall be used for any other purpose, such as without limitation for purposes of development or marketing approval for a country other than New Zealand and Australia, except as otherwise agreed by the Parties in a separate writing. Such Know-How will be disclosed to licensees of FemPharm and the Acrux Controlled Affiliates for Australia or New Zealand only to the extent the licensee provides equivalent disclosure to Vivus and Vivus' sublicensees.

5.19     PRODUCT FAILURE

          (a) Technology Failures. In the event the Product experiences significant technical issues that arise out of or relate to the MDTS system, including failure of the MDTS system to deliver testosterone, or another Androgen added to the Field in accordance with this Agreement, in a manner suitable for development or commercialization of a Product in the Field and Territory, inadequate physical or chemical stability of any portion of the MDTS system, issues arising out of any Acrux Penetration Enhancer or any other formulation developed by FemPharm and used in an MDTS system, or other issues that significantly impact the efficacy, toxicity, safety, or ability to obtain approval, then, to the extent that Vivus reasonably concludes that the issue would likely prevent the approval of the Product in the Field and Territory by the FDA or other appropriate regulatory authority or cause the Product to not be commercially viable, Vivus shall have the right, subject to the terms of Section 5.19(b) below, to select for addition to the Field, and development and commercialization in the Territory under this Agreement as an alternate Product, an alternate Androgen (excluding any Androgen (other than a Restricted Androgen) for which FemPharm or its Affiliate has commenced Clinical Trials, or which FemPharm or its Affiliate has licensed to a non-Affiliate third party in a fully arms length transaction, in conformance with Section 2.5(b)) or alternate configuration of the MDTS technology.

          (b)  Upon selection by Vivus of an alternate Product pursuant to
               Section 5.19(a) above, development and commercialization of the selected Product shall be in accordance with the terms of this Agreement, including the same milestone payments and, if the alternate Product is based upon another Androgen, no greater royalties than those set forth in Article 4, except that (i) Vivus shall not be required to pay under Section 3.2 any milestone payments for achieving a milestone for which a milestone payment previously was made for a Product, and (ii) the Parties shall discuss in good faith and agree on new, appropriate diligence milestones dates in Section 6.2 for such alternate Product. If Vivus does not select such alternate Product within 90 days of Vivus concluding that the issue will prevent the original Product from being approved or commercially viable, then the Agreement shall terminate under Article 14, with the effects of such termination being the same as if terminated by Vivus under Section 14.3(d).

5.20     SUBCONTRACTS

         Subject to the provisions of this Agreement, Vivus may subcontract to third parties portions of the Development Plan to be performed by Vivus, provided Vivus agrees to keep the Development Committee reasonably informed of any contract research organizations or other contractors hired by Vivus, and provided further that such subcontractors are subject to confidentiality provisions consistent with the terms of this Agreement, and that Vivus remains responsible for all work performed by such subcontractors.

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

5.21     CLINICAL PRODUCT SUPPLY

         Except as otherwise provided in this Agreement, as between the Parties, Vivus is solely responsible for all manufacturing of its requirements of the Product for use in development throughout the Territory. Vivus will use diligent, reasonable efforts to manufacture, or to have its designee manufacture, sufficient quantities of the Product meeting all applicable specifications and legal requirements in a timely manner for use in conducting the development of the Product in the Territory pursuant to the Development Plan.

6.       DILIGENCE OBLIGATIONS
--------------------------------------------------------------------------------
6.1      PRODUCT DEVELOPMENT DILIGENCE OBLIGATIONS

         Each Party will use diligent, commercially reasonable efforts to perform all the tasks and responsibilities assigned to it in the Development Plan in accordance with the development schedule set forth in the Development Plan, in an effort to obtain all necessary regulatory approvals in the Territory. If Vivus knows that it will be unable to meet any timeline or milestone date set out in the Development Plan, then it will bring the matter to the attention of FemPharm at the next Development Committee meeting or, if Vivus reasonably concludes that the delay is caused by a significant issue that is likely, unless it can be addressed by additional work, to prevent the Product from being approved by the FDA, as soon as reasonably practicable. The Development Committee will discuss in good faith the causes of any such delays and Vivus' suggested courses of action to complete the subject tasks and determine whether to return the Product development program to the schedule in the Development Plan or to reasonably adjust the schedule. In such process, the Development Committee shall extend reasonably the timeline or milestone dates in the Development Plan unless the delay was a result of a material breach by Vivus of its obligation to use diligent, commercially reasonable efforts in the development of the Product.

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

6.2      DILIGENCE PAYMENT FOR DEVELOPMENT DELAYS

         If Vivus (including its Affiliates and sub-licensees) does not achieve the milestone event listed in Section 3.2(e) by its Outside Date (as defined below), or the milestone event listed in Section 3.2(f) by its Outside Date, then within ten (10) Business Days after the end of each full month of delay after the applicable Outside Date, Vivus will pay to FemPharm (*) percent (* %) of the milestone payment associated with the delayed event, until the corresponding milestone payment is paid in full, either as a result of meeting the milestone or as a result of such diligence payments. As used herein, "Outside Date" means (i) with respect to the Section 3.2(e) milestone (*); and (ii) with respect to the Section 3.2(f) milestone, (*). To the extent any diligence payments are made under this Section 6.2, and the milestone is achieved before the corresponding milestone payment has been paid in full, then upon achieving the milestone Vivus shall pay the amount of the milestone payment, reduced by the amount of payments for that milestone made under this Section 6.2. If the Section 3.2(e) or 3.2(f) milestone payment is paid in full as a result of this Section 6.2, then such payment will be deemed to satisfy the payment obligation under Section 3.2(e) or 3.2(f), as the case may be, and no further payment shall be due or payable as a result of completion of the particular milestone by any Product. However, if Vivus' inability to meet a milestone event by the applicable Outside Date is caused by delays outside of Vivus' reasonable control, that are circumstances described in subsection
         (a)-(d) below, then the Parties will meet and agree on reasonable adjustment to the applicable Outside Dates to accommodate such delays, provided that Vivus has used diligent, commercially reasonable efforts to meet the milestone events. The fact that payments become due or payable under this Section 6.2 shall not, itself, necessarily mean or suggest that there has been a lack of diligence by Vivus. For purposes of this Section 6.2, delays due to the following matters will be considered outside of Vivus' control:

          (a) a change in the specifications of the Product, or in the planned development of the Product, required by the FDA or other regulatory authority due to the medical, regulatory or scientific attributes of the Product, that necessitates additional development effort beyond that set forth in the Development Plan or contemplated when establishing the schedule in the Development Plan;

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

          (b) other delays in development caused by the FDA, or other regulatory authority, that were reasonably unanticipated by Vivus; or

          (c) delays caused by FemPharm not conducting its responsibilities as set out in the Development Plan in a timely manner.

          (d) Additional clinical development work required to be conducted due to failure of the studies conducted under the Development Plan to show sufficient levels of efficacy or safety, or the data is otherwise equivocal.

6.3      REVERSION FOR FAILURE OF DILIGENCE.

         If at any time prior to achieving regulatory approval of the Product Vivus fails to use, and/or to continue using, diligent, commercially reasonable efforts to develop the Product in the Territory during the term of the Agreement, then FemPharm may give Vivus written notice of such failure of diligence. If Vivus does not commence within ninety
         (90) days of such notice using diligent, commercially reasonable efforts to develop Product in the Territory, then FemPharm may no later than ninety (90) days after such failure provide the notice of termination of this Agreement, including the license and other rights granted to Vivus, under Section 14.2(a), but only if such failure constitutes a material breach of this Agreement by Vivus, and subject to Section 15.10.

7.       REGULATORY MATTERS
--------------------------------------------------------------------------------
7.1      REGULATORY MATERIALS

          (a) Vivus is solely responsible for preparing and filing all Regulatory Materials for the development of the Product in the Territory except as otherwise set forth in this Agreement, including carrying out all registration and approval procedures necessary to comply with all appropriate laws and regulations relating to the manufacture, packaging, import, promotion, advertising and sale of the Product in the Territory. All costs incurred by Vivus with respect to such registrations and approvals will be borne by Vivus. FemPharm has the right to review and comment on all such Regulatory Materials prepared by Vivus, including application for registration and regulatory approval, (to the extent disclosure of same does not violate confidentiality obligations) and to the extent reasonably practicable Vivus will consider all such comments provided to Vivus in advance of filing. Vivus will use good faith efforts to obtain for FemPharm the right to so comment on Regulatory Materials from Product of Vivus' sublicensees under the Licensed Intellectual Property. Similarly, Vivus has the right to review and comment on all Regulatory Materials for Product developed by or under authority of FemPharm or an Acrux Controlled Affiliate in the Field outside the Territory (to the extent disclosure of same does not violate confidentiality obligations, subject to the following), and FemPharm, the Acrux Controlled Affiliate, or licensee, as the case may be, shall provide Vivus with a reasonable opportunity to provide comments and consider all of Vivus' comments provided to FemPharm in advance of filing to the extent reasonably practicable.

          (b) FemPharm and its Affiliates and licensees (subject to the last sentence of Section 5.18) have a right of reference (at no cost to them) to the NDA and other Regulatory Materials filed by Vivus for the Product in the Field and Territory, which right of reference shall be solely for Australia and New Zealand as part of the development, approval and commercialisation of the Product in the Field for such countries, and such Regulatory Materials shall not be referenced by or under authority of FemPharm or any Acrux Controlled Affiliate for any other country or Product. FemPharm is solely responsible for carrying out all of its registration and approval procedures necessary to comply with all appropriate laws and regulations relating to the manufacture, packaging, import, promotion, advertising and sale of such Product in the Field in Australia and New Zealand. Without limiting the other terms of this Agreement, each Party will provide the other Party (at no cost to such other Party) with reasonable telephone support to respond to such other Party's questions regarding the Regulatory Materials and supporting materials that it is required to disclose under this Agreement.

7.2      RELATIONSHIP WITH REGULATORY AUTHORITIES

         Vivus, as the sponsor of the Regulatory Materials for the Product in the Territory, has sole responsibility for interacting with all regulatory authorities in the Territory with respect to the Product in the Field, including meetings with such regulatory authorities, and responding to inquiries of and conducting other communications with such regulatory authorities, with regard to such Regulatory Materials or the Product. Vivus has sole authority and responsibility for all regulatory obligations regarding the Product in the Field in the Territory, including, but not limited to, the regulatory approval applications and registrations and related materials, all promotional materials, Product labeling, responding to medical inquiries, and Product complaints relating to the Territory, except as otherwise provided in this Agreement or the Development Plan, or determined by the Development Committee. Similarly, FemPharm, as the sponsor of its Regulatory Materials for the Product in the Field in Australia and New Zealand, has sole responsibility for interacting with all regulatory authorities in Australia and New Zealand with respect to its development of such Product in the Field for such countries, and for all such other regulatory obligations in its development of the Product in Australia and New Zealand. Each Party will provide the other Party with reasonable advance notice of, and any preparatory material for, any hearing before, or meeting with, any regulatory authority regarding the Product in such Party's territory (I.E., the Territory in the case of Vivus, and Australia and New Zealand in the case of FemPharm), and such other Party has the right to have two (2) of its employees attend such hearings or meetings at its own cost, to the extent the Party responsible for the meeting has the right to include them and is reasonably practicable under the circumstances. All such materials, and information learned in connection with such meeting or hearings, shall be treated as the Confidential Information of the Party disclosing the materials or conducting the meeting.

7.3      ADVERSE EVENTS AND COMPLAINTS REPORTING

         The Parties agree that appropriate reporting of adverse events and other safety data relating to the Product is critical. Specific details regarding the management of information of adverse events, medical inquiries and Product complaints related to the use of the Product in the Territory and outside will be delineated in a separate document, to be agreed to by the Parties within ninety (90) days after the Effective Date. The pharmacovigilance and product labeling representatives of each Party will work in good faith together to develop a document that identifies:

          (a)  which safety information will be exchanged;

          (b)  when such information will be exchanged;

          (c)  how the global safety database will be established;

          (d) which Party will be obligated to obtain follow-up information on incomplete safety reports;

          (e) which Party will review the literature for safety report information;

          (f)  which Party will prepare required periodic safety updates; and

          (g) the identification of any other details required to appropriately manage safety information for the Product.

         Subject to any specific details of the above document, it is expected that Vivus will be responsible for pharmacovigilance, adverse reaction reporting and related matters for Products inside the Field in the Territory, and that FemPharm shall be responsible for pharmacovigilance, adverse reaction reporting and related matters for Products in the Field in all countries outside of the Territory. The Parties also agree to use good faith, reasonable efforts to reach agreement with any of their respective licensees (or sublicensees, as applicable) of Products in the Field to include such entities in the pharmacoviligance and related safety and adverse event reporting document discussed above.

8.       PRODUCT COMMERCIALIZATION
--------------------------------------------------------------------------------
8.1      OVERVIEW

         Vivus has the exclusive rights, subject to the terms of this Agreement, to promote, market, distribute and sell Product for use in the Field throughout the Territory, itself and/or through its Affiliates and sub-licensees.

8.2      COMMERCIALIZATION OBLIGATIONS

         Vivus hereby covenants and agrees with FemPharm, during the term of this Agreement commencing with regulatory approval of the NDA for the Product by the FDA in the Field and Territory (permitting marketing of the Product in the Territory), to:

          (a) actively and diligently promote the sale of the Product using commercially reasonable efforts in the Territory;

          (b) not, and to require that its Controlled Affiliates and sub-licensees do not, sell the Product licensed hereunder outside the Territory nor sell such Product to any person which it knows, or for which it has been provided reasonable documentation, is selling such Product outside the Territory, each to the extent set forth in Section 2.6; and

          (c) provide for and maintain, or cause to be provided for and maintained, a sales organisation and a marketing program reasonably adequate and competent to promote, stimulate interest in, and sell the Product effectively in the Territory, for a commercially reasonable period of time after commercial launch.

Additionally, each Party hereby covenants and agrees, during the term of this Agreement, to:

          (1) use reasonable efforts to comply with all governmental and municipal laws, regulations and requirements relating to the manufacture, packaging, promotion, advertising, distribution and sale of the Product;

          (2) take out and maintain at its cost during the term of this Agreement and for a reasonable period of time thereafter whilst any liability may occur to such Party as a result of its distribution of the Product, product liability insurance in the name of such Party in respect of the manufacture, distribution, sale, use and consumption of the Product by such Party for an amount consistent with industry standard practices and will duly and punctually pay all premiums in respect of such insurance and provide evidence of such insurance and payment of premiums to the other Party when so requested; and

          (3) not make any fraudulent misrepresentations in respect of the quality or contents of the Product.

8.3      COMMERCIALIZATION PLANS

         No later than twelve (12) months prior to the expected launch of First Commercial Sales of the Product in the Territory, Vivus will provide to FemPharm a commercial launch plan (the "Commercial Launch Plan"), which will set forth in reasonable detail Vivus' actual plan and budget for the launch and initial marketing and promotion of the Product, including the trademarks to be used in such marketing. Such Commercial Launch Plan will include non-binding sales projections for the Product for at least two years from the planned First Commercial Sale. The form of the Commercial Launch Plan and the amount of detail included will be as established by the Steering Committee. For each full calendar after the First Commercial Sale, Vivus agrees to provide FemPharm, no later than February 1 of such calendar year, a report that describes in reasonable detail the marketing activities planned to be conducted by Vivus (or its Affiliate) for the Territory during the calendar year, and that sets forth the actual IMS (or related source) audited marketing data showing the actual marketing and promotional activities that were conducted by Vivus (or its Affiliate or licensee) in the Territory for the Product during the previous calendar year.

8.4      LAUNCH DILIGENCE

         Vivus (or its Affiliate or sub-licensee) will use diligent, commercially reasonable efforts to launch the Product for commercial sale in the Field in the Territory within six (6) months of obtaining regulatory approval of the Product in the Territory, and will expend such efforts and resources in launching and initial promotion and marketing of the Product in the Territory as are commercially reasonable.

8.5      MANUFACTURE IN TERRITORY

         Vivus is solely responsible for all manufacturing of its requirements of the Product for sale in the Field in the Territory. Vivus will use diligent, commercially reasonable efforts to meet market demand for the Product in the Territory.

8.6      SUPPLY OF PRODUCT TO FEMPHARM

         Vivus will agree to supply to FemPharm needed amounts of the Product (in final finished and packaged form, according to the specifications of Vivus in the Territory) for use by FemPharm in developing and commercializing Product in the Field in Australia and New Zealand under a mutually acceptable supply agreement on terms that are customary and reasonable. Such Product supplied by Vivus shall be used solely for FemPharm to develop and sell the Product in the Field in New Zealand and Australia. Vivus shall have no obligation to supply any Product other than that being developed or commercialized by Vivus under this Agreement at the then current time. The transfer price for such Product shall be (i) (*) percent (* %) above Vivus' actual purchase price if such Product is purchased by Vivus from a contract manufacturer; and
         (ii) (*) percent (* %) above Vivus' fully burdened manufacturing costs, as determined consistent with Vivus' standard practices applied consistently across all its operations, if Vivus manufactures the Product. Notwithstanding the foregoing, Vivus shall have no obligation to negotiate under this Section 8.6 until after (*).

9.       SUB-LICENSING AND ASSIGNMENT
--------------------------------------------------------------------------------
9.1      SUB-LICENSE

         Vivus has the right to grant and authorize sub-licenses, under the rights granted to it in this Agreement, to Affiliates of Vivus and to other third parties, without consent, BUT PROVIDED THAT prior to granting a sub-license to a third Party Vivus shall have disclosed the identity of the proposed third party to FemPharm and shall discuss and consider in good faith any reasonable concerns FemPharm may have with regard to granting a sublicense to such third party, and shall consider in good faith FemPharm's suggestions to address any of its reasonable concerns. Vivus is responsible for the actions of any such sub-licensee, and if such sub-licensee breaches any Vivus obligation under the Agreement, such breach will be deemed a breach by Vivus.

9.2      VIVUS BOUND

         In the case of sub-licensing, Vivus remains bound by this Agreement and responsible for performing, or having its sub-licensee perform, all its obligations hereunder, subject to Section 9.1 above. Subject only to
         Section 5.20 and 9.1, however, nothing shall prevent Vivus from relying upon the performance and efforts of its sublicensees and contractors for purposes of satisfying its obligations under this Agreement, including under Articles 7 and 8, notwithstanding anything to the contrary, such as language in Sections 5.5, 5.21, 7.1(a), 7.2, and 8.5 that indicates that Vivus shall have sole responsibility.

9.3      ASSIGNMENT

         Each Party is entitled to assign and otherwise transfer without consent all its right, title and interest in this Agreement, including its obligations, to any other Person that acquires all or substantially all of such Party's business or assets, whether by asset purchase, merger, acquisition or other similar transaction, PROVIDED THAT such Person agrees in writing to be bound by the terms hereof as the successor in interest or assignee. Any other attempt to transfer or assign shall be void without the prior written consent of the other Party. If a Party is acquired by another corporation or other entity that was not its Affiliate prior to the acquisition, then no Intellectual Property rights of the acquiring entity developed prior to the acquisition, or developed thereafter without using the Licensed Technology, shall be included in the rights licensed to the other Party under this Agreement.

10.      CONFIDENTIALITY
--------------------------------------------------------------------------------
10.1     RESTRICTIONS ON USE

         Subject to the further provisions of this Article 10, each Party agrees that it will keep all Confidential Information disclosed to it by the other Party secret and confidential, and will not disclose it to any third party, or use it for its own benefit or the benefit of any third party, except that either Party may use and disclose the other Party's Confidential Information:

          (a) for the purposes of exercising the licenses and other rights granted by this Agreement; or

          (b) as otherwise permitted with the prior written consent of the other Party.

         Any disclosure authorized in accordance with the foregoing shall be subject to reasonable confidentiality provisions materially as protective of the Confidential Information as the terms of this Agreement.

10.2     USE OF OWN INFORMATION

         Except for Section 10.13, nothing in this Article 10 prevents a Party from disclosing or dealing in its absolute discretion with any of its own Confidential Information, provided that FemPharm will use reasonable efforts to keep its Confidential Information relating to the Product and the Field secret and confidential so as to avoid any adverse affect on the value or protection of the Licensed Intellectual Property to the extent relevant to the Field and the Territory and further provided that such disclosure and dealing by FemPharm shall be subject to the other terms of this Agreement, including Sections 2.1 and 10.13.

10.3     EXCEPTIONS TO CONFIDENTIALITY

         The obligations of confidentiality and non-use as provided in Section
         10.1 above do not extend to, and notwithstanding Section 1.1 Confidential Information shall not include, any particular information or Know-How received by a Party that it can demonstrate by competent evidence:

          (a) was available to the public or otherwise in the public domain prior to receipt by such Party, or subsequent to such receipt becomes available to the public or part of the public domain, other than as a result of a breach of this Agreement;

          (b) was already known to the recipient Party by lawful means at the time of receipt (including trade secrets and inventions not disclosed in existing patent applications) other than directly or indirectly from the other Party;

          (c) was obtained by the recipient Party from a third party who has a lawful right to disclose it, provided that the information has not been obtained directly or indirectly from the other Party to this Agreement and is not subject to an obligation of confidentiality; or

          (d) was independently developed by the receiving Party without use of the other Party's Confidential Information.

10.4     EXCEPTIONS TO NON-DISCLOSURE

         Notwithstanding the restrictions of Section 10.1, a Party may disclose the Confidential Information of the other Party beyond the disclosure authorized in Section 10.1, subject to compliance with the following provisions of this Section 10.4, solely to the extent such disclosure:

          (a) is to its professional advisors, and provided that such disclosure is reasonably necessary or desirable and is subject to reasonable confidentiality protections;

          (b) is required by any court or other judicial or quasi-judicial tribunal or any administrative or government body, or as is required by law, provided that such disclosure is no more than is necessary to avoid the imposition of a penalty for failing or refusing to disclose the Confidential Information, and that the Confidential Information is disclosed in such a way as to limit as far as possible the disclosure of the Confidential Information, and that such disclosing Party first complies with
               Section 10.5; or

          (c) as reasonably necessary in prosecuting or defending any litigation or enforcing this Agreement, provided that such Party has first notified the other Party giving full details of the circumstances of the required disclosure and of the relevant information to be disclosed and takes reasonable steps to preserve the confidentiality of the information.

10.5     DISCLOSURE BY LAW

         Before any disclosure in reliance on Section 10.4(b), the Party subject to the disclosure obligation must, unless it is not practicable to do so:

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

          (a) immediately notify the other Party giving full details of the circumstances of the required disclosure and of the relevant information to be disclosed;

          (b) to the maximum extent permitted by law give the other Party a reasonable opportunity in a court of law or other appropriate body to:

               (i)  challenge the proposed disclosure;

               (ii) challenge the obligation of the Party or any other person to make that disclosure; and/or

               (iii) secure a protective order or other ruling limiting or preventing the disclosure and/or to protect or preserve the confidentiality of the relevant information; and

          (c) take reasonable steps to preserve the confidentiality of the information being disclosed and to comply with any such protective order or ruling.

10.6     SCOPE OF CONFIDENTIALITY

         In the case of uncertainty as to the confidentiality of any information a Party must treat the information as Confidential Information until such Party or the other Party confirms that the information is not Confidential Information.

10.7     SECURITY OF INFORMATION

         Each Party must use its reasonable endeavours to minimise the risk of disclosure of any Confidential Information of the other Party, by providing reasonable security of its premises, its records and materials.

10.8     PERSONNEL CONFIDENTIALITY

         Each Party agrees to procure written and signed confidentiality and non-publication undertakings with respect to the Confidential Information of the other Party, in terms materially as protective of such other Party's Confidential Information as this Article 10, from all employees, agents and contractors of such Party who have or are likely to have access to Confidential Information of the other Party.

10.9     RETURN OF CONFIDENTIAL INFORMATION

         Upon termination of this Agreement, each Party may by written notice to the other Party demand the return of all tangible property comprising Confidential Information provided by such Party, but only to the extent set forth in Article 14 and provided that Vivus shall not be required to return any product.

10.10    PUBLICATIONS

         Neither Party shall make or authorize any oral public disclosure, or any submission to any outside person for publication of an abstract or manuscript, disclosing the Confidential Information of the other Party, including any scientific data resulting from the other Party's non-clinical development or clinical development under this Agreement, in each case except to the extent approved in writing by such other Party or as otherwise permitted in this Article 10.

10.11    OTHER RIGHTS

         Nothing herein contained excludes the right of either Party at common law or in equity to protect its Confidential Information by application to any court for injunction or otherwise. Notwithstanding anything to the contrary in this Article 10, the Parties agree that the use and disclosure of concepts and information retained in the unaided memories of individuals who had access to Know-How from the other Party shall not be considered a breach of the terms of this Agreement. This Section
         10.11 shall not be construed to grant any rights under any Patent in such concepts.

10.12    USE OF OTHER PARTY'S NAME

         Neither Party shall make any use of the other Party's name unless approved by the other Party in writing, such approval not to be unreasonably withheld, or in the circumstances set forth in Section 10.13.

10.13    PRESS RELEASES AND OTHER DISCLOSURES

         The Parties will issue a joint press release, in the form attached as annexure D, promptly after the Effective Date. The Parties agree that no other publication or other public disclosure of the terms of this Agreement will be made by a Party without the consent of the other Party, (with failure to respond to any request for consent beyond ten (10) days from the request to be deemed consent), such consent not to be unreasonably withheld. Notwithstanding the foregoing, a Party may make disclosures authorized pursuant to Section
         10.10 and may disclose the terms of this Agreement:

          (a) to the extent required by law or regulation or court order, or by the rules of any stock exchange on which the stock or shares of the Party or any of its Affiliates are listed or other government body; and

          (b) in confidence to its professional advisors, and its existing or potential investors, acquirors, and merger partners on a need to know basis under conditions which reasonably ensure the confidentiality thereof;

          (c) in confidence, pursuant to non-disclosure and non-use restrictions at least as stringent as included in this Article 10, to other parties that have a need to know such information for a purpose related to this Agreement;

          (d) in connection with the enforcement of this Agreement or rights under this Agreement;

          (e) in confidence as is reasonable in connection with a merger, acquisition of stock or assets, proposed merger or acquisition, or the like;

          (f) as advisable or required in connection with any government or regulatory filings, including filings with the SEC; provided however, prior to any such disclosure the non-disclosing Party shall be allowed to review the proposed disclosure, and the disclosing Party agrees to consider in good faith any proposed revisions thereof provided to the disclosing Party within ten
               (10) Business Days of the non-disclosing Party's receipt of the proposed disclosure and the Party making such disclosure shall seek confidential treatment for such disclosure as permitted by applicable law in a similar manner to the actions it takes for its other information of like kind.

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

11.      INVENTIONS
--------------------------------------------------------------------------------
11.1     DISCLOSURE OF INVENTIONS

         During the term of this Agreement, each Party will promptly disclose to the other Party the Inventions invented jointly by employees of both Parties and for which the disclosing Party desires to seek Patent protection, and Vivus will promptly disclose to FemPharm all Improvements, provided that Vivus shall not be considered in breach of such disclosure obligation as a result of an inadvertent failure to disclose an Invention so long as Vivus promptly discloses the Improvement after discovering the failure to disclose.

11.2     OWNERSHIP OF INVENTIONS AND INTELLECTUAL PROPERTY RIGHTS

         As between the Parties, each Party (or its Affiliate) will own the entire right, title and interest in and to all the Inventions made by such Party's (or its Affiliate's) employees or others acting on behalf of such Party or Affiliate and all Intellectual Property rights in and to such Inventions, subject only to the licenses and other rights (if any) to the extent granted to the other Party thereto under this Agreement.

11.3     JOINT INVENTIONS AND JOINT PATENTS

         All right, title and interest in all Patents to the extent claiming Inventions invented jointly by the employees of both Parties ("Joint Inventions")will be owned jointly by FemPharm and Vivus (that is, each Party having an equal and undivided interest therein). Patent filings to the extent claiming a Joint Invention will be conducted as set out in Section 12.2. Neither Party may assign its interest in any Joint Patent unless notice of such transfer has been first given to the other Party and the transferee agrees in writing to be bound by the terms of this Agreement with respect to the interest so transferred and as otherwise set forth in Section 9.3. Except as otherwise expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any consent of the other Party to license or exploit, Joint Inventions (whether or not patented) or Joint Patent, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

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

11.4     COOPERATION OF EMPLOYEES

         Each Party represents and agrees that all employees acting on its behalf in performing its obligations under this Agreement will be obligated under a binding written agreement to assign to such Party, or as such Party will direct, all inventions made or conceived by such employee.

12.      PATENTS AND INTELLECTUAL PROPERTY
--------------------------------------------------------------------------------
12.1     PATENT RIGHTS

         All right, title and interest owned by a Party in Intellectual Property will remain owned and retained exclusively by such Party, subject only to the applicable license and other rights granted to Vivus and FemPharm in this Agreement. FemPharm will have sole responsibility for and control over, at its discretion, the filing, prosecution, maintenance and enforcement of the FemPharm Patents, at FemPharm's expense, except as otherwise provided below. FemPharm shall use diligent commercially reasonable efforts to obtain and maintain at all times broad Patent protection for the Products in the Field and Territory under this Agreement, including by using reasonable efforts to prepare, file, prosecute and maintain Patents as desirable for Products in the Field and Territory and to pursue as appropriate interferences, re-examinations, reissues, oppositions and similar proceedings regarding the FemPharm Patents. During the term of this Agreement and thereafter to the extent Vivus has surviving rights, FemPharm will keep Vivus reasonably informed regarding the status, preparation, filing, prosecution and maintenance of all patent applications and patents included or to be included in the FemPharm Patents licensed to Vivus pursuant to Section 2.1 (including inventions for which Vivus may desire to have a Patent application filed), and without limiting the foregoing will reasonably consider, and give Vivus a reasonable opportunity to provide, comments on such preparation, filing, prosecution, or maintenance efforts that relate to Product, the Field or the Territory. FemPharm may elect to cease preparing, filing, prosecuting or maintaining any particular FemPharm Patent, or to cease diligently pursue any interferences, re-examinations, reissues, oppositions or similar proceeding relating to a particular FemPharm Patent, but only to the extent that FemPharm has provided to Vivus, as far in advance as practicable, written notice describing its intent and, to the extent desired by Vivus, has reasonably transitioned the preparation, filing, prosecution, and maintenance to Vivus without prejudice to Vivus' rights under this Agreement. If Vivus then undertakes such activities, Vivus shall bear all of its actual out of pocket costs and expenses incurred in such activities, and may credit against amounts subsequently owed to FemPharm under this Agreement any such actual costs and expenses borne, subject to providing FemPharm with receipts and invoices and other documents as is reasonable to properly evidence the costs and expenses and payment thereof. FemPharm shall use reasonable efforts to cooperate and provide such documents and assistance as is reasonably requested, in connection with such activities by or under authority of Vivus.

12.2     JOINT PATENT RIGHTS

         As to each Joint Invention, the Parties will discuss and reasonably agree on whether and where to file a Joint Patent claiming the Joint Invention, and on which Party shall assume responsibility for the preparation, filing, prosecution and maintenance of such Joint Patents, in each country in the world for which prosecution of the Joint Patent is desired by a Party. The Parties will share equally in the expenses of such activities related to Joint Patents. Each Party will reimburse the other for its share of such expenses borne by the other Party upon written request, no less frequently than quarterly and shall cooperate and provide such documents and assistance as is reasonably requested in connection with such activities. Each Party will keep the other reasonably informed of, and consult with the other Party with respect to, all significant actions in the course of such Party's prosecution of the Joint Patents. If the Party having responsibility for prosecuting a particular Joint Patent elects not to assume or continue such responsibility, the other Party will have the right, but not the obligation, to do so. If either Party elects not to continue to support prosecution or maintenance of a particular Joint Patent, it may do so on written notice to the other Party, and in such case it will assign its entire interest in such Joint Patent to the other Party if such other Party elects to prosecute and maintain such Joint Patent at its sole expense; subject to any licenses and exclusivity in this Agreement. Upon any such assignment, the Party that elected to discontinue its involvement, and assign its interest, shall not be required to bear any expenses under this Section 12.2.

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12.3     FEMPHARM PATENT PROCEEDINGS

         Each Party will promptly notify the other of any legal proceedings, including opposition or declaration of invalidity proceedings, initiated or pursued by any third party against any of the FemPharm Patents. FemPharm has the sole right and authority to defend against any such proceedings, including defending against any defenses or counterclaims of invalidity or unenforceability (including such counterclaims as may arise out of an infringement claim under Section 12.4). For clarity, all infringement actions involving a Field Infringement (as defined in Section 12.4) shall be pursued under
         Section 12.4, and FemPharm shall have the right to control only the defense of the FemPharm Patents in such Field Infringement actions in the event that a defense or counterclaim is asserted against the FemPharm Patents, shall use reasonable efforts, in such defense, not to adversely impact the Field Infringement action by Vivus. FemPharm will keep Vivus reasonably informed of the actions taken to defend the FemPharm Patents and the progress of such actions. In such case, only (*) % of FemPharm's costs and expenses of such involvement shall be reimbursed out of the recovery in the Field Infringement action. Vivus will provide FemPharm with reasonable assistance and cooperation in such actions, at FemPharm's sole expense, in an effort to obtain a successful resolution or termination of such proceedings or counterclaims governed by this Section 12.3. Vivus will have the right to have counsel of its choosing participate in any such defense of the FemPharm patents, at its sole expense, subject to Section 12.4. FemPharm will not settle any claim, suit or action involving FemPharm Patents in any manner that would materially negatively impact upon the FemPharm Patents, the Licensed Intellectual Property, or Vivus' rights or exclusivity thereunder, or that would materially negatively impact upon or limit or restrict the ability of Vivus to sell the Products in the Territory.

12.4     INFRINGEMENT PROCEEDINGS IN THE FIELD

         Each Party will promptly notify the other if it becomes aware that any third party is infringing any FemPharm Patent in the Territory. If any third party is infringing, or believed to be infringing any FemPharm Patent in the Territory in connection with the exploitation, making, use, import, offer for sale, or sale of a product in the Field in the Territory (a "Field Infringement"), then the Parties will promptly thereafter meet and discuss in good faith appropriate steps to take to cause such Field Infringement to cease.

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          (a)  Vivus or its designee has the first right and authority, but not the obligation, to take reasonable steps to cause termination of such Field Infringement, which may include initiating a lawsuit or other appropriate legal action, at its expense, as Vivus or its designee reasonably determines is appropriate; provided that Vivus agrees that it will not initiate a lawsuit asserting infringement of the FemPharm Patents unless it has first discussed the matter with FemPharm. Vivus will keep FemPharm reasonably informed of the actions taken to cause termination of a Field Infringement and the progress of any such actions (including notifying FemPharm promptly if the third party raises any defenses or counterclaims of invalidity or unenforceability of any FemPharm Patents). FemPharm will provide Vivus or the designee with reasonable assistance and cooperation in such actions, at Vivus's or the designee's expense (other than as set forth in Section 12.3), including joining such action as a party plaintiff and taking such other actions as are required by applicable law for Vivus or the designee to pursue such action. FemPharm will have the right to have counsel of its choosing participate in any such action, at its sole expense, provided that Vivus will have the right to control the action. Vivus will not settle any claim, suit or action that it brought under this
               Section 12.4 involving FemPharm Patents in any manner that would negatively impact upon the FemPharm Patents or the Licensed Intellectual Property without FemPharm's consent, not to be unreasonably withheld or delayed.

          (b) If Vivus and its designees have not, within four (4) months of request by FemPharm, initiated and pursued reasonable efforts to cause such Field Infringement to cease, then each Party (and Vivus' designees) shall thereafter have the right and authority, but not the obligation, to take any such steps or actions at its expense. Whichever of such parties first does so shall thereafter control the action and the other Party will provide the controlling Party (or designee) with reasonable assistance and cooperation in such actions, at

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               expense of the controlling Party or designee (except as set forth in Section 12.3), including joining such action as a party plaintiff and taking such other actions as required by applicable law to pursue such action.

          (c)  The Party bringing the suit, action or legal proceedings will:

               (i) be reimbursed for its costs and expenses associated with bringing the legal proceedings out of the proceeds of any damages or costs recovered or as otherwise provided by agreement between the Parties; and

               (ii) indemnify the other Party against any liability awarded against such other Party as a result of the subject matter of such suit brought by the indemnifying Party, unless caused by the acts or omissions of the indemnified Party.

          (d) Any amounts remaining out of damages and costs and other amounts recovered from a third party due to infringement of the FemPharm Patents under a suit, action or legal proceeding brought against a Field Infringement, will be retained by the Party that brought the action as follows:

               (i) if Vivus or its designee brought the action, then Vivus or the designee, as the case may be, shall retain (*) percent (* %) of the recovery and will pay the remaining (*) percent (* %) to FemPharm; and

               (ii) if FemPharm brought the action, the recovery shall be (*)%
                    to Vivus and (*) % to FemPharm.

12.5     OTHER INFRINGEMENT PROCEEDINGS

         For clarity, FemPharm retains the sole and exclusive right to enforce and defend the FemPharm Patents against all third party infringements worldwide, except as otherwise provided in Section 12.4 with respect solely to Field Infringement.

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13.      REPRESENTATIONS AND WARRANTIES; DISCLAIMERS
--------------------------------------------------------------------------------
13.1     WARRANTY

         Each Party, and each Acrux Controlled Affiliate, represents, warrants and covenants that: (i) it has the legal power and authority to enter into this Agreement and to perform all of its obligations hereunder;
         (ii) it has and will have the right and authority to grant the rights and licenses granted by it hereunder; (iii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iv) it has not previously made, and during the term of this Agreement will not make, any commitment or grant or authorization of rights which are in conflict in any material way with, or that will restrict or impair, the rights, licenses, or exclusivity granted to Vivus herein.

13.2     ADDITIONAL WARRANTIES OF FEMPHARM AND THE ACRUX CONTROLLED AFFILIATES

         Each of FemPharm and Acrux DDS Pty Limited represents, warrants, and covenants as follows:

         (a) it has not received notice that it has failed to comply with, and it has not failed to comply with, any obligation, law, regulation, or order in a manner that will materially adversely affect the rights granted to Vivus under this Agreement;

         (b) Annexure B sets forth a list of all FemPharm Patents (whether issued or pending) owned by, or licensed to, any of FemPharm and the Acrux Controlled Affiliates. Except for the Patents listed in Annexure B, there are no Patents related to or useful for Products in the Field that are owned by, or licensed to, FemPharm or any Acrux Controlled Affiliate. All Patents in Annexure B are owned by FemPharm or an Acrux Controlled Affiliate, except as expressly identified in Annexure B. None of FemPharm and the Acrux Controlled Affiliates shall grant any third party any license or rights under any Patent that is within the FemPharm Patents that derogate from or reduce the license or rights granted to Vivus under this Agreement;

         (c) FemPharm has sufficient rights to the FemPharm Patents identified in the annexure B for it to grant to Vivus the exclusive right (with respect to all Persons) under such Intellectual Property, including the right to grant and authorize

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         sublicenses, to exploit, import, export, make, have made, use, offer for sale and sell Products for use in the Field in the Territory;

         (d) as of the Effective Date: (i) the existing FemPharm Patents are in full force and effect and not subject to any pending re-examination, opposition, interference or claim of invalidity proceedings, none of the Licensed Intellectual Property is subject to any litigation or similar proceedings, and neither FemPharm nor any Acrux Controlled Affiliate has knowledge of a third party threat of such a proceeding, or of facts that likely would be the basis for instituting such proceeding; (ii) none of FemPharm and the Acrux Controlled Affiliates has reason to believe that any of the existing FemPharm Patents likely will be invalid, unenforceable, or will fail to issue, or that the claims of any pending FemPharm Patent likely will be materially limited or restricted beyond the presently pending claims;

         (e) as of the Effective Date, none of FemPharm and the Acrux Controlled Affiliates is aware of any Person that is infringing a FemPharm Patent in the Territory;

         (f) FemPharm and/or one of the Acrux Controlled Affiliates have access and rights to all Regulatory Materials filed by or under authority of any of them with regulatory authorities, and the supporting raw data for such materials, relevant to Product and may be useful to support the development or marketing approval of the Product in the Field in the Territory, and has the right to include the same within the Know-how disclosed to Vivus hereunder;

         (g) FemPharm has not knowingly failed to provide to Vivus any documents or information requested by Vivus as part of its due diligence process, and FemPharm and Acrux DDS Party Limited believe that FemPharm has provided to Vivus, prior to the Effective Date, access to sufficient Know-How Controlled by FemPharm or any Acrux Controlled Affiliate for Vivus to conduct a reasonable and fully informed evaluation of the Licensed Technology and the development status and results relating to the current Product in deciding whether or not to enter into this Agreement, including all adverse information and all relevant agreements. None of the materials provided to Vivus by FemPharm or an Acrux Controlled Affiliate prior to the Effective Date contained any untrue statement of material fact, and to FemPharm's

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         and Acrux Controlled Affiliate's knowledge, none of FemPharm or any
         Acrux Controlled Affiliate failed to disclose to Vivus, or concealed, any material fact that would, absent such disclosure, make the materials provided to Vivus materially misleading;

         (h) as of the Effective Date, to each of FemPharm's and the Acrux Controlled Affiliates' knowledge, none of FemPharm and the Acrux Controlled Affiliates has made an untrue statement of a material fact, or has failed to disclose a material fact, to any regulatory authority with respect to the Product in the Field, or any portion thereof;

         (i) Acrux DDS Pty Limited shall use diligent, commercially reasonable efforts to (*). FemPharm and the Acrux Controlled Affiliates shall not terminate, amend or modify the (*). FemPharm shall notify Vivus in writing immediately if any of FemPharm, Acrux Limited or the Acrux Controlled Affiliates receives from the licensor of any Licensed Intellectual Property any notice of breach or termination, or any other indication of a dispute or matter that could lead to breach or termination, of the license agreement, or which could otherwise affect Vivus' rights thereunder;

         (j) FemPharm will not deliver to Vivus confidential or proprietary Know-How of any third party unless FemPharm has the right to do so for use and disclosure by Vivus in the manner set forth in this Agreement, unless FemPharm expressly identifies at the time of such disclosure the particular Know-How that FemPharm does not have the right to license to Vivus hereunder;

         (k) all employees, consultants, and other contractors of each of FemPharm and the Acrux Controlled Affiliates performing work related to or useful for any Product in the Field, including Monash, Barry Reed, William Charman, Dr. Barrie Finnin, and Dr. Tim Morgan in each case to the extent acting as an employee, consultant, or contractor of FemPharm or an Acrux Controlled Affiliate, have been and shall be subject to a written agreement that vests in FemPharm or an Acrux Controlled Affiliate all right, title, and interest in and to their work product, including all associated Intellectual Property rights;

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

         (l) none of this Agreement, or the exercise by or under authority of Vivus of the license rights granted to Vivus under this Agreement, will violate or otherwise be affected by any of the terms or conditions imposed in connection any government funding or sponsorship obtained by FemPharm or an Acrux Controlled Affiliate;

         (m) FemPharm and the Acrux Controlled Affiliates are not aware, as of the Effective Date, (1) of any Patent of any third party, including Affiliates, that will be infringed by the manufacture, use import, or sale of a Product in the Field in the Territory, or (2) that any Licensed Know-How in any of their possession, and related to or useful for Product, was misappropriated from a third party.

         (n) none of the terms and conditions of the Monash License, including Sections 6, 7, 8.1, 8.3, 12.2, and 19.1 of the Monash License, or the Acrux DDS License bind Vivus;

         (o) the FemPharm Patents are not subject to any lien or encumbrance (as defined in the Monash License) that could materially limit or adversely affect Vivus' rights granted under this Agreement;

         (p) Acrux Limited is not controlled by any Person, and FemPharm and Acrux DDS Pty Limited, and Cosmeceutical Solutions Pty Limited are the only Affiliates of Acrux Limited that have any interest in (i) any Licensed Intellectual Property, (ii) any Competitive Product or (iii) any technology, product or Intellectual Property related to or useful for the Product in the Field, the delivery of testosterone or other Androgen's, or the delivery of a selective androgen receptor modulator, to females, or any transdermal or mucosal delivery; and

         (q) none of FemPharm and the Acrux Controlled Affiliates are currently researching or developing, or have current plans to commence research or development of, any MDTS product for the treatment of sexual dysfunction in human females, other than the Product.

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13.3     ADDITIONAL WARRANTIES OF VIVUS

Vivus represents, warrants, and covenants to FemPharm that:

         (a) Vivus has not received notice that it has failed to comply with, and it has not failed to comply with, any obligation, law, regulation, or order in a manner that will materially adversely affect the rights granted to Vivus under this Agreement;

         (b) Vivus has not knowingly failed to provide to FemPharm any documents or information requested by FemPharm as part of its due diligence process, or evaluation of whether or not to enter into this Agreement, except as otherwise stated to FemPharm. None of the materials provided to FemPharm by Vivus prior to the Effective Date contain any untrue statement of material fact, and to Vivus' knowledge, Vivus has not failed to disclose to FemPharm, or conceal, any material fact that would, absent such disclosure, make the materials provided to FemPharm materially misleading;

         (c) Vivus will not deliver to FemPharm confidential or proprietary Know-How of any third party unless Vivus has the right to do so for use and disclosure by FemPharm in the manner set forth in this Agreement, unless Vivus expressly identifies at the time of such disclosure the particular Know-How that Vivus does not have the right to license to FemPharm hereunder;


13.4     DISCLAIMER OF WARRANTIES

         EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, VIVUS AND FEMPHARM MAKE NO REPRESENTATIONS, WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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

13.5     DISCLAIMER OF LIABILITY

         EXCEPT WITH RESPECT TO A BREACH OF SECTIONS 2.5, 10, OR THE EXCLUSIVITY IN SECTION 2.1(a), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER BASED UPON THIS AGREEMENT FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

14.      TERM AND TERMINATION
--------------------------------------------------------------------------------
14.1     TERM

         This Agreement will continue in full force and effect from the Effective Date until expiration, unless earlier terminated pursuant to Sections 5.19(b), 14.2, 14.3 or 14.8 below, on the date that Vivus no longer has, and shall not have in the future, any payment obligations to FemPharm under this Agreement. Upon such expiration, Vivus retains a non-exclusive, fully-paid license in the Territory to continue to make, have made, use, sell and otherwise exploit Products in the Field.

14.2     TERMINATION BY FEMPHARM

         FemPharm is entitled by written notice to Vivus to terminate this Agreement upon the happening of any of the following events, provided that FemPharm provides Vivus with written notice of termination within one hundred eighty (180) days after it becomes aware of the occurrence of the applicable event:

          (a) any material breach by Vivus of any of the terms and conditions of this Agreement, where such breach is not fully cured and rectified within ninety (90) days, or with respect to payment obligations, within forty-five (45) days, after the giving of written notice by FemPharm to Vivus specifying such breach and requiring rectification thereof, provided that if such breach (other than a payment breach) is not capable of cure within the initial ninety (90) day period and Vivus is making diligent good faith efforts to cure, then Vivus shall

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               have an additional ninety (90) days to cure such breach, and subject to Section 15.10, and except as otherwise provided in
               Section 14.7;

          (b) a petition or other application or resolution being passed against Vivus, or being presented by Vivus, in a bankruptcy proceeding that requires the winding up, liquidation or dissolution of Vivus or notice by Vivus of its intention to propose such a resolution being given;

          (c) the appointment of a receiver, or receiver and manager, for all of Vivus's property in bankruptcy;

          (d) if Vivus (or any of its Affiliates) bring any action, suit, defense or counterclaim seeking to invalidate or have held unenforceable: (i) any claim in any FemPharm Patent in substantially the same form that the claim is issued or pending on July 31, 2003 (an "Existing FP Claim"); or (ii) any claim in a FemPharm Patent filed after July 31, 2003 that is substantially the same as any such Existing FP Claim and that is entitled to an effective filing date (e.g. as defined under 35 USCss.120) that is the filing date of a FemPharm Patent filed prior to July 31, 2003.

14.3     TERMINATION BY VIVUS

         Vivus is entitled by written notice to FemPharm to terminate this Agreement upon the happening of any of the following events, provided that Vivus provides FemPharm (except in case of subsection (d)) with written notice of termination within one hundred eighty (180) days after Vivus becomes aware of the occurrence of the applicable event:

          (a) a material breach by FemPharm of any of the terms and conditions under this Agreement or a material breach by an Acrux Controlled Affiliate of its obligations, representations, or warranties in this Agreement, where such breach is not fully cured or rectified within ninety (90) days after the giving of written notice by Vivus to FemPharm specifying such breach or non-observance and requiring rectification thereof, provided that if such breach is not capable of cure within the initial ninety (90) day period and FemPharm

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               and the Acrux Controlled Affiliates are making diligent good faith efforts to cure, then FemPharm shall have an additional ninety (90) days to cure such breach, and subject to Section 15.10;

          (b) a petition or other application being presented or resolution being passed by or against FemPharm, Acrux DDS Pty Ltd, or Acrux Limited in a bankruptcy proceeding that requires the winding up, liquidation or dissolution of the applicable entity, or notice by such entity of its intention to propose such a resolution being given;

          (c) the appointment of a receiver, or receiver and manager, for all of FemPharm's property in bankruptcy or the rejection of this Agreement by any such receiver or manager;

          (d) Vivus has provided sixty (60) days written notice that Vivus is terminating the Agreement for its convenience; or

          (e) if FemPharm (or any of its Affiliates) bring any action, suit, defense or counterclaim seeking to invalidate or have held unenforceable: (i) any claim in any Patent Controlled by Vivus or its Affiliate in substantially the same form that the claim is issued or pending on July 31, 2003 (an "Existing V Claim"); or
               (ii) any claim in a Patent Controlled by Vivus or its Affiliate filed after July 31, 2003 that is substantially the same as any such Existing V Claim and that is entitled to an effective filing date (e.g. as defined under 35 USCss.120) that is the filing date of such a Patent filed prior to the July 31, 2003.

         Further, in lieu of proceeding under Section 14.3(a), 14.3(b), 14.3(c) or 14.3(e) based upon a particular event, Vivus shall have the right to avail itself of the provisions of Section 14.6 based upon the event, rather than terminating the Agreement in its entirety under Section 14.3(a), 14.3(b), 14.3(c), or 14.3(e), provided that proceeding under
         Section 14.6 based upon an event shall not prevent Vivus from proceeding under Section 14.3 with respect to any later event covered by Section 14.3.

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14.4     NO RELEASE

         Termination of this Agreement does not release either Party from any liability that has accrued prior to such termination, or release either Party from any obligation that survives termination of this Agreement.

14.5     CONSEQUENCES OF AGREEMENT TERMINATION

          (a) The terms of this Section 14.5(a) shall apply upon termination pursuant to Section 14.2 or Section 14.3(d), except if Vivus has previously exercised its rights, under Section 14.3(a) or 14.6 to terminate portions of this Agreement pursuant to Section 14.6 due to uncured material breach.

               (i) Section 2.1 of this Agreement shall automatically terminate, and Section 2.3 shall survive, except rights under Section 2.3(b) shall survive to the extent set forth below.

               (ii) Upon such termination, Vivus will be deemed automatically to grant to FemPharm a perpetual, irrevocable, royalty-free, fully paid, non-exclusive license (with full rights to sublicense): (A) under the Improvement Blocking Patent Rights to exploit, import, make, have made, use, offer for sale and sell Products in the Field throughout the Territory; and (B) under the Reversion IP to exploit, import, make, have made, use, offer for sale and sell Products in the Field in the Territory. As used herein, "Reversion IP" means all trade secrets in the Improvements to the extent Controlled by Vivus or its Controlled Affiliate during the term and necessary or reasonably useful for the development, manufacture or commercialization of Products in the Field. Additionally, FemPharm shall have the right under Section 2.3(b) to negotiate toward a non-exclusive license under the Reversion IP for countries outside of the Territory, New Zealand, and Australia, provided that such license shall be royalty free if this Agreement has been terminated by FemPharm under Section 14.2(a) for Vivus' material breach.

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               (iii) Upon such termination, Vivus will be deemed automatically to grant to FemPharm the non-exclusive right to access, use and cross reference all Regulatory Materials, including all registrations and regulatory approvals, filed by Vivus with, or obtained by Vivus from, the FDA in the development of Products in the Field and Territory; provided that all access, use or cross reference by and under authority of FemPharm shall be solely for the purpose of development and commercialization of Products in the Field in the Territory. Additionally, the Parties agree that FemPharm's right to negotiate under Section 2.3(b) toward a license under the Reversion IP as set forth in Section 14.5(a)(ii) above includes the right to negotiate toward rights to access, use and cross-reference such Regulatory Materials for countries outside the Territory, New Zealand, and Australia. Notwithstanding anything to the contrary, except as expressly set forth in this Section 14.5(a), no right, license, or exclusivity to or under any Intellectual Property is or shall be granted by Vivus or its Affiliates and Vivus and its Affiliates shall maintain all right, title, and interest in and to all Intellectual Property and Know-How. Without limiting the foregoing, no right or license is or shall be granted by Vivus or its Affiliates in or to any trademarks, trade names, logos, or the like.

               (iv) To the extent not previously disclosed by Vivus, Vivus will use reasonable efforts for a period of 90 days after termination of this Agreement to disclose and provide copies to FemPharm of all the Data (as defined in Section 5.18) generated by Vivus during the term of the Agreement that
                    Section 5.18 requires Vivus to disclose and provide copies to FemPharm, and FemPharm (and its Affiliates and licensees) shall have full rights to use such Data for developing and exploiting Product in the Field to the extent that FemPharm is licensed to do so, and is licensed to authorize its Affiliates and sublicensees to do so, as set forth in Sections 14.5(a)(ii) and 14.5(a)(iii) above, and provided that such Data shall remain the Confidential Information of Vivus and its Affiliate and sublicensee, as the case may be.

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               (v)  To the extent provided for in any supply agreement between
                    Vivus and FemPharm pursuant to Section 8.6 above, Vivus will continue to manufacture (or have manufactured) and supply to FemPharm the Product covered by such agreement for use in the Field and Territory until FemPharm is able to obtain its own supply of its requirements of Products for use in the Field and Territory (provided that such period shall not exceed one (1) year) and will work cooperatively and reasonably with FemPharm to achieve a smooth transition of the manufacture of the Reverted Product to FemPham, and (if applicable) to assist FemPharm in seeking to obtain a manufacturing agreement with Vivus's contract manufacturer of the Reverted Product on commercially reasonable terms, provided that in each case such transition shall not impose an unreasonable burden on Vivus.

               (vi) Vivus shall, within thirty (30) days after termination, return to FemPharm all Confidential Information delivered or provided by FemPharm to Vivus; provided that Vivus shall be entitled to keep a record copy of such Confidential Information and shall not be required to return any product.
                    Article 10 shall survive termination (excluding the obligation to issue a press release under Section 10.13), but only for a period of five (5) years. Notwithstanding termination of Vivus' rights, Vivus and its Affiliates and sublicensees shall have the right to continue to market, sell, offer to sell, and import any Product, in existence at the time of termination, in the Territory for six (6) months after termination PROVIDED THAT the terms of Article 4 will survive and remain in force as to all such sales.

               (vii) In the event an action under Section 12.4 was commenced during the term of the Agreement and is ongoing at the time of termination, Section 12.4 shall continue to apply to the action in accordance with its terms, except that the Party bringing the action for purposes of allocating any recovery under Section 12.4(d) shall be deemed to be the Party controlling the action at the time of termination. If FemPharm assumes control of an action initiated by Vivus, then

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                    Section 12.4(c)(ii) shall apply as if FemPharm is the Party bringing the action and all costs and expenses incurred by Vivus in the action prior to the date of termination shall be reimbursed out of any recovery before allocation under
                    Section 12.4(d).

               (viii) Section 14.5(c) shall apply.

          (b) Upon termination of this Agreement pursuant to Section 14.3 (other than 14.3(d)), or upon any termination (but not expiration) of this Agreement after Vivus had previously exercised its rights, under Section 14.3(a) or 14.6, to terminate portions of this Agreement pursuant to Section 14.6 due to uncured material breach, the terms of this Section 14.5(b) shall apply.

               (i) Section 2.1 of this Agreement shall automatically terminate. Notwithstanding termination of Vivus' rights, Vivus and its Affiliates and sublicensees shall have the right to continue to market, sell, offer to sell, and import any Product, in existence at the time of termination, in the Territory for six (6) months after termination PROVIDED THAT the terms of
                    Article 4 will survive and remain in force as to all such sales.

               (ii) Section 2.3(b) shall automatically terminate.

               (iii) Article 10 (excluding the obligation to issue a press release under Section 10.13) shall survive such termination, but only for a period of five (5) years.

               (iv) Each Party shall, within thirty (30) days after termination, return to the other Party all Confidential Information delivered or provided by such other Party, except that it may keep one copy of such information purely for archival purposes and Vivus shall not be required to return Product.

               (v) In the event an action under Section 12.4 was commenced during the term of the Agreement and is ongoing at the time of termination, Section 12.4 shall continue to apply to the action in accordance with its terms, except that Vivus shall be considered the Party bringing the

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                    action for purposes of allocating any recovery under Section
                    12.4(d). If FemPharm assumes control of an action initiated by Vivus, then Section 12.4(c)(ii) shall apply as if FemPharm is the Party bringing the action and all costs and expenses incurred by Vivus in the action prior to the date of termination shall be reimbursed out of any recovery before allocation under Section 12.4(d). For clarity, Vivus shall have the right to continue to pursue any such action commenced by Vivus to the extent desired.

               (vi) Section 14.5(c) shall apply.

          (c) In addition to survival as set forth in Sections 14.5(a) or 14.5(b) above, as applicable, Sections 1.1, 1.2, 4.9, 9.3, 11.1
               (excluding Vivus' obligation to disclose Improvements), 11.2, 11.3, 12.2, 13.4, 13.5, 14.1, 14.4, and 14.5 will survive termination of the Agreement for any reason and expiration of this Agreement, except termination under Section 14.8. Article 15 shall survive any such termination and expiration of this Agreement. Except as otherwise expressly set forth in this
               Section 14.5 above or 14.8, all terms and conditions of this Agreement shall terminate and have no further force or effect upon any termination or expiration of this Agreement, even if termination of the particular Article or Section is not expressly referenced in this Section 14.5 or 14.8. For clarity, the Development Plan shall be deemed terminated and of no further force or effect upon any termination or expiration of this Agreement. Notwithstanding anything to the contrary, no payment shall be due or payable under Section 3 or 6.2 unless the payment became due and payable prior to the date on which the notice of termination was given.

14.6     VIVUS TERMINATION OF SPECIFIC PROVISIONS FOR UNCURED BREACH

         If there occurs a material breach by FemPharm of any of the terms and conditions under this Agreement, and such breach is not fully cured or rectified within ninety (90) days after the giving of written notice by Vivus to FemPharm specifying such breach or non-observance and requiring rectification thereof, then, subject to Section 15.10, Vivus may, as described in Section 14.3, (in lieu of proceeding under Section 14.3(a)), cause the following changes to occur under the Agreement:

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          (a)  The following Sections of the Agreement shall automatically terminate: 2.3(b), 2.6(b), 5.1, 5.3, 5.6, 5.7, 5.8, 5.9, 5.10,
               5.11, 5.12, 5.13, 5.14, 5.15, 5.16 (but only to the extent desired by Vivus), 5.18, 5.21, 7.1(b), 7.2 (except the first two sentences), 8.2(b), 8.2(1), 8.2(2), 8.2(3), 8.3, 8.5, 14.2(d),
               and 14.5(a). For clarity, all obligations of Vivus to pay reimbursement shall terminate immediately. Vivus shall be entitled to withhold consent to development in the Territory under Section 2.1(c) for any reason or no reason..

          (b) Section 8.6 shall terminate, except for the restrictions on Product purchased from Vivus. The obligation to issue a press release under Section 10.13, and the obligation of Vivus to disclose Improvements under Section 11.1, shall terminate except to the extent otherwise reasonably specified by Vivus. Notwithstanding anything to the contrary, each of FemPharm and the Acrux Controlled Affiliates shall, within thirty (30) days of Vivus' request return to Vivus all Confidential Information delivered or provided by Vivus, except that FemPharm may keep one copy of such information purely for archival purposes.

          (c) Notwithstanding this Section 14.6, Articles 3 and 4 shall survive and remain in force. Section 12.4 shall continue to apply in accordance with its terms, except that if FemPharm assumes control of an action initiated by Vivus, then Section 12.4(c)(ii) shall apply as if FemPharm is the Party bringing the action and all costs and expenses incurred by Vivus in the action prior to the date of Vivus relinquishing control shall be reimbursed out of any recovery before allocation under Section 12.4(d). Section
               7.1 shall terminate except for the first and last sentences of
               Section 7.1(a) which shall survive. FemPharm and the Acrux Controlled Affiliates shall cooperate in any reasonable manner requested by Vivus to achieve a smooth transition to Vivus of any and all Development Plan responsibilities of FemPharm.

          (d) If Vivus elects to exercise its rights under this Section 14.6 due to an uncured material breach by FemPharm of its obligations under Section 2.5(b), then Section 2.5(a) shall be deemed to terminate unless Vivus achieves an injunction that enjoins FemPharm from further violations of the terms of Section 2.5(b).

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14.7     LIMITATION OF TERMINATION FOR BREACH AFTER COMMERCIAL LAUNCH

         Commencing upon the First Commercial Sale of a Product in the Territory, but subject to Section 15.10, FemPharm shall have the right to terminate the Agreement under Section 14.2(a) only for the following uncured material breaches by Vivus:

          (a)  Material breach of the obligations in Section 8.2(a) or 8.2(c);

          (b) Breach of the payment obligations under the Agreement, which breach remains uncured one hundred twenty days after notice.

         If Vivus materially breaches any other obligation under the Agreement, and such breach would permit termination of the Agreement under Section 14.2(a) but for this Section 14.7, and such breach is not fully cured or rectified within ninety (90) days after the giving of written notice by FemPharm to Vivus specifying such breach or non-observance and requiring rectification thereof, provided that if such breach (other than a payment breach) is not capable of cure within the initial ninety
         (90) day period and Vivus is making diligent good faith efforts to cure, then Vivus shall have an additional ninety (90) days to cure such breach, then (subject to Section 15.10) FemPharm shall have the right to cause the following changes to the Agreement on written notice to Vivus (but not to terminate the Agreement in its entirety):

               (i) The following Sections of the Agreement shall automatically terminate: 2.4, 2.7, 5.2, 5.18, and 5.19.

               (ii) The penultimate sentence of Section 7.1(a) shall terminate.
                    The obligations of FemPharm in the penultimate sentence of
                    Section 7.2 shall terminate, and only the rights of FemPharm under such sentence shall survive.

               (iii) If FemPharm elects to exercise its rights under this
                    Section 14.7 due to an uncured material breach by Vivus of its obligations under Section 2.5(a), then Section 2.5(b) shall be deemed to terminate unless FemPharm achieves an injunction that enjoins Vivus from further violations of the terms of Section 2.5(a).

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14.8     TERMINATION FOR FAILURE TO ACHIEVE (*)

         Vivus has the right to terminate this Agreement by providing written notice thereof to FemPharm within thirty (30) days after the occurrence of the following: Acrux DDS Pty Limited. has not (*) within (*) after the Effective Date that (*). If Vivus terminates the Agreement under this Section 14.8, then:

          (a) FemPharm shall (*), and (*) Additionally, FemPharm and Acrux Limited shall promptly (*) of this Section 14.8.

          (b) In the event of termination under this Section 14.8, all terms and conditions of this Agreement shall terminate and have no further force or effect except that this Section 14.8 and Articles and Sections 9.3, 10 (but only for five (5) years after termination and excluding the obligation to issue a press release under Section 10.13), 11.2, 11.3, 12.2, 13.4, 13.5, 14.4, 14.9,
               and 15 shall survive. For clarity, all of Vivus' payment obligations, including obligations to reimburse FemPharm, shall terminate and have no further force or effect immediately upon Vivus' notice. The Development Plan shall be deemed terminated and of no further force or effect.

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14.9     REMEDIES

         Termination of this Agreement as provided in Sections 5.19(b), 14.2, 14.3, and 14.8, and termination of certain provisions of this Agreement as provided in Section 14.6 and 14.7, is a cumulative remedy, and each Party will be entitled to seek any other rights or remedies available to it at law or in equity for any breach or non-observance of this Agreement.


15.      GENERAL
--------------------------------------------------------------------------------
15.1     NOTICES

         Any notice given pursuant to this Agreement must be in writing and may be given by pre-paid express courier addressed to the other Party at the address specified in this Agreement or as subsequently notified in writing, or by hand delivery or facsimile or electronic transmission to the same address and any such notice is deemed to have been received:

          (a)  if served by express courier on the date signed for;

          (b)  if served by hand delivery, on the date delivered by hand;

          (c) if sent by facsimile transmission, when the transmitting machine produces a written report that the notice has been effectively sent to the other party, if the sender confirms such notice by express courier or hand delivery;

          (d) if sent by electronic transmission, when the transmitting computer produces a written report that the notice has been effectively sent to the other party, if the sender confirms such notice by express courier or hand delivery;

         If a notice is deemed under clause (c) or (d) to have been received on a day which is not a Business Day, it is deemed to have been received on the next Business Day.

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         The address for service of any notice is:

         To FemPharm

         FemPharm Pty Ltd
         103-113 Stanley Street
         West Melbourne   Victoria    3003
         Australia
         Facsimile:
         Email:

         with a copy to:

         Mr. P G Willcocks
         Lander & Rogers, Lawyers
         Level 12, 600 Bourke Street
         Melbourne Victoria 3000
         Australia
         Facsimile:
         Email:

         To Vivus


         with a copy to:
         Facsimile:
         Email:

15.2     INDEMNIFICATION

          (a) Vivus is responsible for, and will indemnify, hold harmless and defend FemPharm, its Affiliates and their respective officers, directors, employees and agents against any and all claims, damages, losses, costs, expenses (including reasonable attorneys' and professional fees and other expenses of litigation), and liabilities, resulting from any third party claims, actions, suits, or allegations ("Claims") to the extent the Claim results from or arises out of: (a) the negligence, recklessness, or willful misconduct of Vivus, its Controlled Affiliates, or its sub-licensees, or their respective officers, directors, employees, or agents; (b) Vivus's breach of its obligations, representations or warranties under this Agreement; or (c) the development, manufacture, promotion, use or sale of any Product by Vivus, its Affiliate, or its sub-licensee, or by any of their respective customers or end-users.

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               Notwithstanding the foregoing, Vivus's obligations under this
               Section 15.2 will not apply to any Claim, to the extent that such Claim arises out of or results from (i) the development, manufacture, use, promotion, and/or sale of any product or technology (including Product) by FemPharm or its Affiliate or licensee (other than Vivus, but including Product sold by Vivus under any supply agreement with FemPharm or any Acrux Controlled Affiliate), or any of their respective customers or end-users;
               (ii) FemPharm's or an Acrux Controlled Affiliate's breach of its obligations, representations, or warranties under this Agreement; or (iii) the negligence, recklessness, or willful misconduct of FemPharm, its Affiliates, or licensees (other than Vivus) or their respective officers, directors, employees, or agents; or
               (iv) claims of any participant in the Phase IIb Study or any other Clinical Trials performed by or under authority of FemPharm or an Acrux Controlled Affiliate.

          (b) FemPharm and Acrux Limited shall be responsible for, and will indemnify, hold harmless and defend Vivus, its Affiliates and their respective officers, directors, employees and agents against any and all claims, damages, losses, costs, expenses (including reasonable attorneys' and professional fees and other expenses of litigation), and liabilities, resulting from any third party claims, actions, suits, or allegations ("Claims") resulting from or arising out of: (i) the development, manufacture, use, promotion, and/or sale of any product (including Product) by FemPharm or an Acrux Controlled Affiliate or their licensees (other than Vivus, but including Product sold by Vivus under any supply agreement with FemPharm or any Acrux Controlled Affiliate and including liability to patients in connection with any Clinical Trials by FemPharm), or any of FemPharm's or an Acrux Controlled Affiliate's or FemPharm licensee's respective customers or end-users; (ii) FemPharm's or an Acrux Controlled Affiliate's breach of its obligations, representations, or warranties under this Agreement; or (iii) the negligence, recklessness, or willful misconduct of FemPharm, an Acrux Controlled Affiliate, or licensees (other than Vivus) or their respective officers, directors, employees, or agents. Notwithstanding the foregoing, FemPharm's and Acrux Limited's obligations under this Section 15.2 will not apply to any Claim, to the extent that such Claim is the subject of an indemnification obligation under Section 15.2(a) above.

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          (c)  A Party that intends to claim indemnification under this Section
               15 (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this Section 15 shall not apply to amounts paid in settlement of any action with respect to a Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 15 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Section 15. The Indemnitee under this Section 15, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification, at the Indemnitor's expense. Notwithstanding the foregoing, the Indemnitor shall not be responsible for any costs or expenses incurred by the Indemnitee or its Affiliate, or the directors, officers, employees, successors or assigns of the Indemnitee or its Affiliate, without the prior written consent of the Indemnitor, not to be unreasonably withheld.

15.3     DAMAGES FOR BREACH OF REPRESENTATIONS AND WARRANTIES

         Notwithstanding anything to the contrary, a breach of warranty under this Agreement shall have the same effect as a breach of a covenant, and each Party shall be entitled to recover for a breach of a warranty by the other Party the same contractual damages as if such other Party had breached a covenant, subject to Section 13.5.

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15.4     WAIVER

         A waiver by any Party of any breach or a failure to enforce or to insist upon the observance of a condition of this Agreement will not be a waiver of any other or of any subsequent breach. No waiver under this Agreement is binding unless in writing and signed by the Party giving the waiver.

15.5     SEVERANCE

         If any part of this Agreement is held to be invalid, unenforceable, illegal, void or voidable for any reason, this Agreement will be construed and be binding on the Parties to the maximum extent possible, as if the invalid, unenforceable, illegal, void or voidable part had been deleted from this Agreement or read down to the extent necessary to overcome the difficulty.

15.6     SUCCESSORS AND ASSIGNS

         This Agreement is binding on and continues for the benefit of each Party, its successors and permitted assigns.

15.7     CONTINUING OBLIGATIONS

         The expiration or termination of this Agreement does not operate to terminate any of the surviving obligations under this Agreement, which will remain in full force and effect and binding on the Party concerned.

15.8     VARIATION

         No variation, modification or amendment of this Agreement is binding on the Parties unless in writing and signed by both Parties.

15.9     APPLICABLE LAW

         This Agreement, and all disputes under Section 15.10, shall be governed by and construed in accordance with the laws of California, USA, and the Parties submit themselves to the non-exclusive jurisdiction of the courts having San Francisco within their jurisdiction.

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15.10    DISPUTE RESOLUTION

         If any claim, controversy, difference or dispute between the Parties arises at any time under this Agreement, including as to its existence, validity, interpretation, effect, breach or termination, (a "Dispute"), then either Party may give the other a written notice of Dispute reasonably identifying and providing a description of the Dispute. Notwithstanding the existence of a Dispute, the Parties must continue to perform this Agreement, unless the Agreement is terminated in accordance with its terms. If there is a Dispute, however, regarding whether or not a breach of this Agreement has occurred, then notice of such a Dispute will toll the cure period, and the Agreement will remain in effect until the Dispute is resolved. If such a Dispute is finally resolved in favour of the Party giving notice of breach, then the Agreement will terminate sixty (60) days after the final determination is made unless the other Party cures the breach within such sixty (60) day period. If a Party gives written notice of a Dispute, then senior executive officers from both Parties will meet promptly thereafter and negotiate in good faith to resolve the Dispute as quickly and cost effectively as possible. If the Parties have not resolved the Dispute within sixty (60) days of the date of the written notice of the Dispute, then either Party may, by written notice to the other Party, submit such Dispute to final and binding arbitration under the then current Comprehensive Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services ("JAMS"), except as such rules may be modified in this agreement ("Rules"). The Parties agree that any such Dispute will be settled by three (3) arbitrators which are appointed within 90 days of service by one Party of a request for arbitration on the other Party. Each Party will select one arbitrator, and the third arbitrator will be appointed by JAMS, as provided in the Rules. The arbitration proceedings will take place, and the arbitrators' award will be rendered, in Honolulu, Hawaii or such other location as may be agreed in writing by the Parties. The decision of the arbitrators will be final and binding on the Parties. The arbitrators will prepare and deliver to the Parties a written, reasoned opinion conferring their decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereover. Each Party may, without breach of this Section 15.10 or waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or

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

         property of that Party pending the arbitration award. Each Party shall bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' and any administrative fees of arbitration. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

15.11    DISPUTE REGARDING LICENSE NECESSITY.

         If FemPharm disputes, under Section 4.3, that a particular patent license is "necessary" as defined in that Section, then the Parties shall resolve such dispute by submitting such dispute for resolution to a mutually agreed independent patent attorney with substantial experience regarding the scope, validity and enforceability of patents covering subject matters similar to the third party patent in question (the "Neutral"). If the Parties cannot agree on a Neutral within thirty
         (30) days of the request of either Party, then the Neutral shall be selected by the Chairman of the Intellectual Property section of the American Bar Association. The Neutral shall not have any current interest in or current or prior involvement with either Party, unless the Parties agree otherwise. Within 10 days following the identification of the Neutral, each Party shall submit to the Neutral in writing its statement of the issue in dispute; and the basis for its position that the patent license that is the subject of the dispute is, or is not, (as applicable) "necessary" as defined in Section 4.3. No ex-parte communication with the Neutral shall be allowed without the consent of the other Party. The Neutral may follow such procedures as he or she desires, provided that the Neutral shall decide the issue in favor of one Party within thirty (30) days of submission of the statements. If the Neutral determines that the subject patent license is "necessary", then Vivus shall be entitled to credit royalties as provided in Section 4.3, and otherwise no credit shall be permitted (except as may otherwise be agreed by the Parties in writing). The Parties shall equally share the costs associated with the Neutral's activities under this Section 15.11. Each Party shall cooperate to allow the Neutral to complete his/her obligations under this Section. If Vivus has in fact taken a license for the Product, the license shall be considered necessary unless otherwise established in such proceeding.

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15.12    COUNTERPARTS

         This Agreement may be signed in any number of counterparts and all such counterparts taken together are deemed to constitute one and the same document.

15.13    COSTS

         Each Party must pay their own legal, accounting and other costs in relation to the negotiation, preparation, execution and implementation of this Agreement.

15.14    PAYMENT

         All payments to be made under this Agreement must be paid by electronic transfer to the bank account nominated in writing by the Party to whom the payment is to be made and received into that account in cleared funds on the date the payment is due.

15.15    ENTIRE AGREEMENT

         This Agreement, and the Guaranty Agreement, constitutes the entire agreement and basis of the transaction between the Parties in relation to its subject matter and supersedes all other prior and contemporaneous communications, negotiations, arrangements and agreements between FemPharm and Vivus whether oral or in writing, except that confidential information disclosed by a Party pursuant to the non disclosure agreement between FemPharm and Vivus prior to the Effective Date shall be treated as Confidential Information of the disclosing Party to the extent set forth in this Agreement, and the Estradiol Agreement shall remain in full force and effect.

15.16    INJUNCTIVE RELIEF

         Each Party acknowledges that monetary damages alone may not be adequate compensation for a breach of this Agreement by the other Party, including breach of Article 10. Each Party is entitled to seek injunctive relief from a court of competent jurisdiction as a remedy for any breach or threatened breach of this Agreement, in addition to any other remedies available at law or in equity under or independently of this Agreement, each to the extent available in accordance with applicable law.

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15.17    INDEPENDENT CONTRACTORS

         The relationship of the Parties hereto is that of independent contractors. The Parties hereto shall not be deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby, and neither Party shall have the authority to agree to any obligation or commitment for the other.

15.18    FORCE MAJEURE

         Neither Party shall lose any rights hereunder, be considered in breach of this Agreement, or be liable to the other Party for damages or losses on account of its failure to perform if the failure is occasioned by war, strike, fire, act of God, earthquake, flood, lockout, embargo, failure of suppliers, power failures, or any other reason where failure to perform is beyond the reasonable control of the non-performing Party (a "Force Majeure"), provided that after the Force Majeure occurs, the non-performing Party uses reasonable efforts to avoid the effects of such Force Majeure, and to perform its obligations, each to the extent reasonably practicable (it being agreed that in no event shall a Party be required to settle any labor dispute or disturbance).

15.19    BANKRUPTCY

         All rights and licenses granted under or pursuant to this Agreement by each Party as a licensor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under section 101(35A) of the Bankruptcy Code. The Parties agree that each licensee of such rights under this Agreement, shall retain and may fully exercise all rights and elections it would have in the case of a licensor bankruptcy under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party.

15.20    ACRUX DDS AS A PARTY

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         Acrux DDS Pty Limited agrees to be fully and independently bound by the
         Sections to which it is expressly a party under this Agreement, and including also the provisions of Article14 (it being understood that only Vivus or FemPharm may terminate this Agreement in accordance with its terms). Notwithstanding the foregoing, Acrux DDS Pty Limited acknowledges that Vivus shall have no independent obligations to Acrux DDS Pty Limited under this Agreement, and all of Vivus' obligations under this Agreement and this Section 15.20 shall be satisfied upon Vivus' performance or tender of performance to FemPharm. In addition, any notice given to or from FemPharm and FemPharm's consent, approval, agreement, actions or inactions shall be deemed notices to and from, and the consent, approval, or agreement of, or actions or inactions authorized by Acrux DDS Pty Limited. Acrux DDS Pty Limited agrees to be likewise bound by any and all amendments to this Agreement, which amendments shall not require Acrux DDS' Pty Limited's approval. It is understood and agreed that Acrux DDS Pty Limited may look only to FemPharm for any share of or benefit from Vivus' performance or undertakings under this Agreement, and Vivus shall have no responsibilities to Acrux DDS Pty Limited in that regard.

15.21    SURVIVAL OF SUBLICENSES

         If FemPharm terminates the Agreement, then any existing sublicense agreement with a non-Affiliate granted by Vivus hereunder shall remain in force provided that such sublicensee agrees in writing to be bound by and perform to the same extent as required of Vivus under this Agreement. For clarity, it is understood that the foregoing shall not have the effect of expanding or increasing the rights of the sublicensee beyond the rights granted to it under the sublicense agreement.

EXECUTION

EXECUTED by FEMPHARM PTY                       )
LTD by being signed by:                        )
                                               )
                                               )
                                               )
                                               )
/s/ Igor Gonda                                   /s/ Igor Gonda
--------------------------------------           -------------------------------
Signature of director/secretary                  Signature of director

Igor Gonda                                       Igor Gonda
--------------------------------------           -------------------------------
Name of director/secretary (please print)        Name of director (please print)




EXECUTED by VIVUS INC. by being                )
signed by:                                     )
                                               )
                                               )
                                               )
                                               )
                                                 /s/ Leland Wilson
                                                 -------------------------------
                                                 Signature

Leland Wilson, President & CEO
-------------------------------------            -------------------------------
                                                 Name and Title




EXECUTED by ACRUX DDS PTY                      )
LTD by being signed by:                        )
                                               )
                                               )
                                               )
                                               )
/s/ Igor Gonda                                   /s/ Igor Gonda
-------------------------------------            -------------------------------
Signature of director/secretary                  Signature of director

Igor Gonda                                       Igor Gonda
-------------------------------------            -------------------------------
Name of director/secretary (please print)        Name of director (please print)

                                   ANNEXURE A

                                DEVELOPMENT PLAN

                                   ANNEXURE B

                    FEMPHARM PATENTS AND PATENT APPLICATIONS






-------   -------   ----------   -----------   -------   -------   ----------
PATENTS                                        DATE OF   DATE OF   EXPIRATION
GRANTED   COUNTRY   PATENT NO.   APPLIC. NO.   ISSUE     FILING    DATE
-------   -------   ----------   -----------   -------   -------   ----------


                                      (**)

                                   ANNEXURE C

                      METERED DOSE TRANSDERMAL SPRAY SYSTEM

                                      (**)

                                   ANNEXURE D

                              FORM OF PRESS RELEASE

                                   ANNEXURE E

                                    ANDROGENS

                                      (**)

                                   ANNEXURE F

                              EXCLUDED INDICATIONS

                                      (**)